EXHIBIT 10.3
AMENDED AND RESTATED DEVELOPMENT AGREEMENT
THIS AMENDED AND RESTATED DEVELOPMENT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of August 1, 2016, by and between ERY DEVELOPER LLC, a Delaware limited liability company (“Developer”), with an office at c/o The Related Companies, L.P., 60 Columbus Circle, New York, New York 10023, and COACH LEGACY YARDS LLC, a Delaware limited liability company (“Coach Legacy”), with an office at c/o Coach, Inc., 516 West 34th Street, New York, New York 10001.
W I T N E S S E T H:
WHEREAS, Coach Legacy and Podium Fund Tower C SPV LLC, a Delaware limited liability company (“Fund Member”), entered into that certain Limited Liability Company Agreement of Legacy Yards LLC, a Delaware limited liability company (the “Building C JV”), dated as of April 10, 2013 (the “Operating Agreement”);
WHEREAS, Legacy Yards Tenant LLC, a Delaware limited liability company (“Legacy Tenant LLC”), an indirect, wholly-owned subsidiary of the Building C JV, entered into that certain Agreement of Severed Parcel Lease (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard), dated as of April 10, 2013 (as amended from time to time, the “Building C Lease”), as ground lessee, with the Metropolitan Transportation Authority, a body corporate and politic constituting a public benefit corporation of the State of New York (the “MTA”), as ground lessor, pursuant to which Legacy Tenant LLC leased that certain parcel of land located at 501 West 30th Street in New York, New York (designated as Block 702, Lot 10 on the Tax Map of the City of New York, Borough of Manhattan) and known as 10 Hudson Yards (the “Land”), together with the building and other improvements located or to be located thereon;
WHEREAS, Legacy Tenant LLC and Developer entered into that certain Development Management Agreement, dated as of April 10, 2013 (the “Original Development Management Agreement”), pursuant to which Developer agreed to manage and oversee the development and construction on the Land of a commercial building containing office space, a podium with retail space, a parking garage, a loading dock and other facilities and improvements collectively, the “Building”; the Land and the Building are referred to herein collectively as the “Property”), in accordance with the terms and conditions set forth in the Original Development Management Agreement;
WHEREAS, Coach Legacy and Developer entered into that certain Development Agreement, dated as of April 10, 2013 (the “Original Development Agreement”), pursuant to which Developer agreed to develop and construct the Project (as defined in the Original Development Agreement), including the portion of thereof comprising the Coach Unit (as defined in the Original Development Agreement), on the terms and conditions set forth therein;
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WHEREAS, in accordance with the terms of the Operating Agreement and the Original Development Agreement, The Related Companies, L.P., a New York limited partnership (together with its permitted successors and assigns, “Related”), and OP USA Debt Holdings Limited Partnership, an Ontario limited partnership (together with its permitted successors and assigns, “Oxford Guarantor”), entered into that certain Guaranty Agreement, dated as of April 10, 2013, in favor of Coach Legacy (the “Original Related/Oxford Guaranty”), guaranteeing certain obligations of Fund Member under the Operating Agreement and Developer under the Original Development Agreement;
WHEREAS, the parties acknowledge that each of the conditions to Substantial Completion (as defined in the Original Development Agreement), other than the conditions described in clauses (f), (m), (q) and (r), thereof have been satisfied or waived in accordance with the terms of the Operating Agreement and the Original Development Agreement;
WHEREAS, Legacy Tenant LLC granted to Coach, Inc., a Maryland corporation (“Coach”), the direct or indirect owner of 100% of the membership interests in Coach Legacy, a license to use the entire 9th through 23rd floors and a portion of the ground floor of the Building (the “Premises”) pursuant and subject to the terms of that certain License Agreement, dated as of July 19, 2016, by and between Legacy Tenant LLC and Coach (the “License Agreement”);
WHEREAS, Fund Member and Coach Legacy have agreed that (i) the Property will not be subjected to a condominium form of ownership and that neither Coach Legacy nor its designee will acquire fee title to the Coach Unit or any other portion of the Building, and (ii) Coach will lease the Premises pursuant to a lease substantially in the form attached to the License Agreement (the “Lease”);
WHEREAS, on the date hereof (the “Closing Date”), (i) Coach Legacy accepted a redemption of its interest in and withdrew as a member of the Building C JV pursuant to that certain Redemption Agreement and Amendment to Limited Liability Company Agreement of Legacy Yards LLC, dated as of the date hereof, by and among Coach Legacy, Fund Member, and the Building C JV (the “Redemption Agreement”), (ii) Legacy Yards Tenant LP, f/k/a/ Legacy Yards Tenant LLC (“Legacy Tenant”), and Coach have executed and delivered the Lease, (iii) Coach Legacy has paid all of the Coach Total Development Costs (as defined in the Original Development Agreement) and all other amounts required to be paid by Coach Legacy pursuant to the Operating Agreement and the Original Development Agreement, and (iv) Related, Oxford Guarantor, and Coach Legacy have executed and delivered that certain Amended and Restated Guaranty Agreement, dated as the date hereof (the “Amended and Restated Guaranty Agreement”), amending and restating the Original Related/Oxford Guaranty in its entirety (the Amended and Restated Guaranty Agreement, as the same may be further amended, restated supplemented or otherwise modified from time to time, the “Related/Oxford Guaranty”). The closing of the transactions pursuant to the Redemption Agreement, and the execution and delivery of the Lease, the Related/Oxford Guaranty, and this Agreement, are collectively referred to herein as the “Closing.”
NOW, THEREFORE, in consideration of the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby
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acknowledged, Coach Legacy and Developer hereby agree that the Original Development Agreement is hereby amended and restated in its entirety as follows:
ARTICLE 1.
CERTAIN DEFINITIONS
Section 1.01 Defined Terms. Capitalized words and phrases used in this Agreement (to the extent not defined in the first paragraph or the recitals to this Agreement) have the following meanings set forth in this Section 1.01. Capitalized words and phrases used in this Agreement and not defined herein, shall have the meaning ascribed to such terms in the Original Development Agreement
“Affiliate” means, with respect to any Person, a Person which directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such Person.
“Arbitration” means an arbitration proceeding conducted in accordance with the provisions of Article 9.
“Authorized Representative” means an Authorized Representative of a party identified on Exhibit A attached hereto; provided, that the parties may designate, upon not less than three (3) business days’ notice given to the other party in accordance with the terms of Article 13, additional or substituted Authorized Representatives.
“Base Building Lighting” means the lighting scheme for the Building exterior set forth on Exhibit D attached hereto.
“Best Efforts” means those commercially reasonable efforts that a well-qualified and diligent development manager would use to fulfill the obligations of Developer hereunder, using its best professional skill and judgment and consistent with best practices in the industry.
“Broker” has the meaning set forth in Section 14.16.
“Budgeted Coach TI Cost” has the meaning set forth in Section 7.01.
“Building” has the meaning set forth in the Recitals.
“Building C JV” has the meaning set forth in the Recitals.
“Building C Lease” has the meaning set forth in the Recitals.
“Building Completion Work” means the work described on Exhibit B attached hereto.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which national banks are permitted or required to be closed in the City of New York.
“Coach” means Coach, Inc., a Maryland corporation.
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“Coach Indemnitees” means Coach Legacy, Coach and all other Affiliates of Coach Legacy and Coach, Coach’s Architect, and Coach’s Consultants, and the respective directors, officers, shareholders, principals, partners, members, managers, agents and employees of the foregoing, and their respective successors and assigns; and the term “Coach Indemnitee” means any one of the Coach Indemnitees, as the context requires.
“Coach Legacy” has the meaning set forth in the Preamble.
“Coach TI Items” has the meaning set forth in Section 7.01.
“Coach’s Architect” means Studios Architecture.
“Coach’s Consultant(s)” means any or all of the architects (other than Coach’s Architect), engineers, consultants or advisors, or any of their respective subconsultants, engaged by or on behalf of Coach Legacy with respect to the Building, as applicable in context, including, without limitation, Gardiner & Theobald, Inc.
“Construction Management Agreement” means that certain Construction Contract dated as of February 21, 2013, between Executive Construction Manager, as agent for Developer, and Construction Manager, as amended, replaced or otherwise modified from time to time.
“Construction Manager” means Tutor Perini Building Corp.
“Consultant” means any or all of Coach’s Consultants or Developer’s Consultants, as applicable in context.
“Contractor Warranty” has the meaning set forth in Section 6.03.
“Control” means the possession, directly or indirectly, of the power to direct (or cause the direction of) the management and policies of a Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise; provided, that the fact that such power may be subject to certain approval or veto rights in favor of one or more other Persons shall not ipso facto be deemed to mean that the Person possessing such power lacks Control of the Person in question for purposes hereof. “Controlled” and “Controlling” each have the meanings correlative thereto.
“Developer” has the meaning set forth in the Preamble.
“Developer Indemnitees” means Developer, the Fund Member, Related, Oxford Guarantor, and all Affiliates of Developer, Related and Oxford Guarantor, Developer’s Consultants and the Project Architect, and the respective directors, officers, shareholders, principals, partners, members, managers, agents and employees of the foregoing, and their respective successors and assigns; and the term “Developer Indemnitee” means any one of the Developer Indemnitees, as the context requires.
“Developer Violations” means all Violations noticed or filed against the Premises, or, those that affect Coach’s use or occupancy of the Premises or Coach’s prosecution of work therein, other than any Violations resulting from any work performed by Coach Legacy or by
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any Person on behalf of Coach Legacy (other than Developer or anyone engaged or retained by Developer, Developer’s Consultants, Executive Construction Manager, Construction Manager or Project Architect or any affiliates of the foregoing) in the Building or any portion thereof, including the Premises, or otherwise arising from any act or wrongful omission (i.e., where there is an obligation to affirmatively act) of Coach Legacy, Coach, Coach’s Architect or any of Coach’s Consultants.
“Developer Work” means, collectively, the Building Completion Work and the Punch List Work.
“Developer’s Completion Notice” has the meaning set forth in Section 6.01(b)(ii).
“Developer’s Consultant(s)” means any or all of the architects, engineers, consultants or advisors (other than the Executive Construction Manager, the Construction Manager and the Project Architect) engaged by or on behalf of Legacy Tenant or Developer, as agent for Legacy Tenant (including by Executive Construction Manager, as agent for Developer), with respect to the Building.
“Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), and any federal, state of local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, radioactive, biohazardous or dangerous waste, substance or materials, including any regulations adopted and publications promulgated with respect thereto.
“ERY Declaration of Easements” means that certain Declaration of Easements (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard) made by the MTA, dated as of May 26, 2010, and recorded in Office of the City Register of the City of New York (the “Register’s Office”) on June 10, 2010 as CRFN 2010000194078, as amended by that certain First Amendment to Declaration of Easements (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard) made by MTA and consented to by LIRR, dated as of April 10, 2013 and recorded in the Register’s Office on July 12, 2013 as CRFN 2013000276090, as further amended by that certain Omnibus Amendment to ERY Documents Regarding Balance Loans, dated as of March 17, 2014, by and among MTA, LIRR, ERY Tenant LLC, Legacy Yards Tenant LLC, ERY CS Parcel LLC, Manager, The Related Companies, L.P. and OP USA Debt Holdings Limited Partnership, dated as of March 17, 2014, as supplemented by that certain Supplement to Declaration of Easements (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard), dated as of November 16, 2015 and recorded in the Register’s Office on November 18, 2015 as CRFN 2015000410387, and as same may be further modified, supplemented or amended from time to time.
“Exceptions Notice” has the meaning set forth in Section 6.01(b)(ii).
“Executive Construction Manager” means Hudson Yards Construction LLC, a Delaware limited liability company, or another construction management firm selected by Developer to act in such capacity as agent for Developer.
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“Executive Construction Management Agreement” means that certain Amended and Restated Executive Construction Management Agreement, dated as April 10, 2013, between Developer, as agent for Legacy Tenant, and Executive Construction Manager, as amended, replaced or otherwise modified from time to time.
“Exhibits” means the exhibits attached to this Agreement (or subsequently incorporated herein through amendments hereto), as the same may be amended from time to time.
“Final Completion” means the stage in the development of the Building when all of the following have occurred
(a)Developer Work has been completed; and
(b)the Executive Construction Manager, the Construction Manager, the Project Architect and the major Developer’s Consultants, and all direct “hard cost” contractors and subcontractors retained or contracted in connection with the Original Developer Work or work in and to the Premises (other than Coach Finish Work) have all delivered waivers of liens and claims for all work performed to the date of Final Completion (or, if not, Developer shall provide evidence of the bonding of any such lien(s) or the provisions of other security (reasonably satisfactory to Coach Legacy) sufficient to discharge any such liens).
“Final Completion Date” means the date on which Final Completion is achieved, as agreed to by Developer and Coach Legacy or, in the absence of such agreement, as determined by Arbitration as provided herein.
“Force Majeure” means any failure of or delay in the availability of any public utility; any City-wide strikes or labor disputes; any unusual delays or shortages encountered in transportation, fuel, material or labor supplies; casualties; earthquake, hurricane, flood, tidal wave or other severe weather events and other acts of God; acts of the public enemy or of war or terrorism; governmental embargo restrictions; injunctions; other acts or occurrences beyond the reasonable control of a party; provided, that (a) any of the foregoing events or occurrences shall not be a Force Majeure event if caused by the party claiming Force Majeure, (b) in each case, Developer (if it is the party claiming Force Majeure) shall have given Coach Legacy written notice of any such claim on or prior to the date which is the earlier to occur of (y) five (5) Business Days after the cessation of such Force Majeure event and (z) ten (10) Business Days after Legacy Tenant, Developer or any Affiliate of either has knowledge of the existence of the Force Majeure event, and (c) in each case, Developer (if it is the party claiming Force Majeure) shall use its Best Efforts to minimize the delay occasioned thereby. In no event shall a Force Majeure event result from (or be deemed to have occurred as a result of) any failure or inability to fund, or any delay in funding, any cost of any Developer Work.
“Fund Member” has the meaning set forth in the Recitals.
“Government Entity” means the United States of America; the State of New York; the City; any other political subdivision of any of the foregoing; and any agency, authority, department, court, commission or other legal entity of any of the foregoing.
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“Hazardous Material(s)” means materials, substances, fluids, chemicals, gases, or other compounds the presence, use, storage, emission, drainage, leakage, effusion, modification or disposition of which is prohibited by Law or is subject by Law to specific procedures, controls, or restrictions, or which are otherwise deemed toxic, poisonous or unsafe; and shall include asbestos, lead paint and PCB’s.
“Land” has the meaning set forth in the Recitals.
“Landscaping” means the landscaping required to be completed pursuant to Section 8.21 of the Lease.
“Law” or “Laws” means any law, rule, regulation, order, statute, ordinance, resolution, regulation, code, decree, judgment, injunction, mandate or other legally binding requirement of any Government Entity.
“Lease” has the meaning set forth in the Recitals.
“Legacy Mezzanine” means Legacy Yards Mezzanine LP, a Delaware limited partnership.
“Legacy Tenant” means Legacy Yards Tenant LP, a Delaware limited partnership. “Legacy Tenant LLC” has the meaning set forth in the Recitals.
“Legal Proceeding” means an action, litigation, arbitration, administrative proceeding and other legal or equitable proceeding of any kind.
“License Agreement” has the meaning set forth in the Recitals.
“MTA” has the meaning set forth in the Recitals.
“Notice” has the meaning set forth in Section 13.01.
“Operating Agreement” has the meaning set forth in the Recitals.
“Original Developer Work” means the “Developer Work” as such term was defined in the Original Development Agreement. The Original Developer Work includes, without limitation and without duplication, the Developer Work.
“Original Development Agreement” has the meaning set forth in the Recitals.
“Original Related/Oxford Guaranty” has the meaning set forth in the Recitals.
“Oxford” means Oxford Hudson Yards LLC, a Delaware limited liability company, together with its successors and assigns.
“Oxford Affiliate” means any Person in which OMERS Administration Corporation owns at least a 50% economic ownership interest.

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“Oxford Guarantor” has the meaning set forth in the Recitals.
“Permitted Encumbrances” means, collectively, (a) any mortgage, pledge or security instrument now or hereafter encumbering all or any portion of the Property, (b) any lease entered into by Legacy Tenant and the New York City Industrial Development Agency (together with its successors or assigns, the “IDA”) and any mortgage made by Legacy Tenant in favor of the IDA, (c) the ERY Declaration of Easements and all other encumbrances and title matters described on Exhibit H attached hereto, (d) easements, covenants, conditions and restrictions now or hereafter required and customary for the provision of utilities to the Property or any portion thereof, (e) easements, covenants, conditions and restrictions which are required by the MTA or any governmental authorities, including, without limitation, any utility agreements and vault agreements, (f) any lien or encumbrance resulting from any work performed by Coach Legacy or by any Person on behalf of Coach Legacy (other than Developer or anyone engaged or retained by Developer, Developer’s Consultants, Executive Construction Manager, Construction Manager or Project Architect or any affiliates of the foregoing) in the Building or any portion thereof, including the Premises, or otherwise arising from any act or wrongful omission (i.e., where there is an obligation to affirmatively act) of Coach Legacy, Coach, Coach’s Architect or any of Coach’s Consultants, and (g) such other title matters, encumbrances, covenants, conditions and restrictions which do not affect the operation and/or permitted use of, or access to, the Premises for its intended purposes in accordance with the Lease or the rights or obligations of Coach under the Lease.
“Person” means an individual person, a corporation, partnership, trust, joint venture, limited liability company, proprietorship, estate, association, land trust, other trust, Government Entity or other incorporated or unincorporated enterprise, entity or organization of any kind.
“Plans” means the plans for Building, as amended through ASI 250.
“Premises” has the meaning set forth in the Recitals.
“Project Architect” means Kohn Pederson Fox Associates PC.
“Project Costs” means, generally, all hard and soft costs of designing, constructing and developing the Building.
“Project Labor Agreement” means that certain Project Labor Agreement Covering Specified Construction Work, effective as of January 16, 2013, between Executive Construction Manager and The Building and Construction Trades Council of Greater New York and Vicinity, as the same may be amended or replaced from time to time in accordance with the terms hereof.
“Property” has the meaning set forth in the Recitals.
“Punch List Work” means the work described on Exhibit C attached hereto and incorporated herein by this reference.
“Related” has the meaning set forth in the Recitals.
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“Related Affiliate” means any Person (a) over which any Related Control Person exercises day-to-day operational and managerial control as a managing member or otherwise, and (b) of which one or more Related Beneficial Owners collectively own, directly or indirectly, at least two percent (2%) of the economic interests.
“Related Beneficial Owner” means any of Stephen M. Ross or Jeff T. Blau or Bruce A. Beal, Jr., and their respective spouses, descendants, heirs, legatees and devisees, and any trust created for the benefit of any of such persons.
“Related Control Person” means any of Stephen M. Ross or Jeff T. Blau or Bruce A. Beal, Jr.
“Related/Oxford Guarantor” means, collectively, and jointly and severally, Related and Oxford Guarantor, together with their respective permitted successors and assigns.
“Related/Oxford Guaranty” has the meaning set forth in the Recitals. “Work Dispute Arbiter” has the meaning set forth in Section 9.01(a). Section 1.02 Rules of Construction. Wherever used in this Agreement:
(a)the word “day” means a calendar day unless otherwise specified;
(b)the word “party” means one or more of the signatories to this Agreement, as the context requires;
(c)the word “notice” means a notice in writing, whether or not specifically so stated;
(d)unless otherwise specifically provided herein to the contrary, all consents and approvals to be granted hereunder shall, in order to be valid and recognized by the parties, be and be required to be in writing, whether or not specifically so stated;
(e)“month” means a calendar month unless otherwise specified;
(f)the word “amended” means “amended, modified, extended, renewed, changed or otherwise revised”; and the word “amendment” means “amendment, modification, extension, change, renewal or other revision”;
(g)the phrase “subject to the terms of this Agreement” means “upon and subject to all terms, covenants, conditions and provisions of this Agreement”;
(h)the word “or” is not exclusive and the word “including” is not limiting; and
(i)the word “delay” means a delay or interference to a particular schedule which (i) will require more than a minimal rearrangement of or delay in other activities or commitments by the affected party; (ii) was not caused by action or inaction of the affected

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party; and (iii) is the sole cause of the rearrangement of or delay in other activities or commitments by the affected party.
ARTICLE 2.
DEVELOPER’S RESPONSIBILITIES
Section 2.01 Retention of Developer. Coach Legacy hereby retains Developer to act as Coach Legacy’s developer in connection with the Developer Work and to provide the services with respect to the Developer Work hereinafter set forth. Developer hereby accepts the undertakings and obligations set forth in this Agreement with respect to the performance and completion of the Developer Work. Developer shall act in good faith, shall use reasonable efforts and diligence and shall do all things necessary to perform its obligations and services under this Agreement.
Section 2.02 Developer’s Responsibilities. Developer shall: (i) use all commercially reasonable efforts and diligence to coordinate, supervise and facilitate such services as may be necessary to cause the Developer Work to be performed and completed in accordance with the terms of this Agreement, and (ii) provide consultation, advice and assistance to Coach Legacy concerning the performance and completion of the Punch List Work. Developer shall supply the personnel necessary to perform its responsibilities under this Agreement, and all such persons shall be employees of Developer or an Affiliate of Developer and shall not be, or be deemed to be, employees of Coach Legacy. Developer’s obligations under this Agreement shall include, but shall not be limited to, the following:
(a)Developer shall oversee, manage and coordinate the performance of the Developer Work and Final Completion of the Building in accordance with the terms of this Agreement, and all applicable Laws, free from fault or defect, on a lien free basis (subject only to Permitted Encumbrances), in a good and workman-like manner and incorporating only new materials and equipment, and by means and methods complying with all applicable Laws and insurance requirements;
(b)Developer shall, or shall cause the Executive Construction Manager to, coordinate the safe and efficient performance and completion of the Developer Work with work being performed by or on behalf of Coach and other tenants of the Building, in a nondiscriminatory manner, but in a manner so as not to impede the completion of the Developer Work, and otherwise as required herein;
(c)To the extent provided in Sections 6.03 or 6.04, Developer shall cause to be completed, repaired, replaced, rebuilt or corrected all items of Original Developer Work and Developer Work and all items of work the cost of which (or any portion of the cost of which) is included in the Coach Total Development Costs which are incorrect, defective, incomplete, omitted, or not otherwise in compliance with the Plans (in the event of a dispute as to whether any such item of work is incorrect, defective, incomplete, omitted, or not otherwise in compliance with the Plans, the Project Architect and Coach’s Architect will consult and meet at least twice in an effort to resolve any such dispute within ten (10) Business Days of notice of such dispute being given by one party to the other and, if the Project Architect and Coach’s Architect are unable to resolve any such dispute within such ten (10) Business Day period, then
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either Coach Legacy or Developer may submit the matters still in dispute to Arbitration, to be resolved in accordance with the provisions of Article 9 by the Work Dispute Arbiter);
(d)Developer shall, or shall cause the Executive Construction Manager or the applicable contractor to, remove or bond or satisfy all mechanic’s or materialmen’s liens or claims filed (including after the Closing) against the Premises or the Property (or any portion thereof) resulting from any work performed by or on behalf of Developer, Legacy Tenant or the Executive Construction Manager, in each case within forty-five (45) days of receipt by Developer (or Coach Legacy or the Executive Construction Manager) of copies of any such lien; provided that in no event shall Developer, Legacy Tenant or the Executive Construction Manager have any obligation to remove or cause to be removed any mechanic’s or materialmen’s liens resulting from any work performed by Coach Legacy or by any Person on behalf of Coach Legacy (other than Developer or anyone engaged or retained by Developer, Developer’s Consultants, Executive Construction Manager, Construction Manager or Project Architect or any affiliates of the foregoing) in the Building or any portion thereof, including the Premises, or otherwise arising from any act or wrongful omission (i.e., where there is an obligation to affirmatively act) of Coach Legacy, Coach, Coach’s Architect or any of Coach’s Consultants;
(e)Developer shall cure and remove of record (or cause to be cured and removed of record) all Developer Violations, within forty-five (45) days of receipt of copies of any such Developer Violation or as soon thereafter as is practicable;
(f)Within one hundred twenty (120) days of achieving Final Completion, Developer shall cause to be prepared and delivered to Coach Legacy a complete set of final “as built” construction drawings with respect to the Building;
(g)Developer shall cause the Building to achieve, at a minimum, LEED Gold certification (for New Construction and Major Renovation) from the United States Green Building Council and shall use Best Efforts to obtain such certification; and
(h)Developer shall perform all other obligations of Developer described elsewhere in this Agreement.
Section 2.03 Standard of Performance. Without limiting Developer’s obligations under this Agreement, Developer shall use its Best Efforts in the performance of its obligations under Section 2.01 and Section 2.02.
Section 2.04 Development Work Cost; Development Fee. Developer acknowledges and agrees that (a) Coach Legacy has on or prior to the date hereof paid all amounts payable by Coach Legacy with respect to the Developer Work pursuant to the Original Development Agreement, (b) the development fee paid by Coach Legacy to Developer on or prior to the date hereof pursuant to the Original Development Agreement includes the development fee for the Developer Work, and (c) except as otherwise expressly provided in Section 7.01, Coach Legacy has no obligation pursuant to this Agreement, the Original Development Agreement or otherwise to pay or reimburse Developer or any other Person for any costs or expense incurred by
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Developer or any other Person in connection with the performance of the Original Developer Work, the Developer Work and the Final Completion of the Building.
Section 2.05 Guaranty of Obligations. The obligations of the Developer under this Article 2 are guaranteed by the Related/Oxford Guarantor subject to and in accordance with the Related/Oxford Guaranty.
Section 2.06 Survival. The provisions of this Article 2 shall survive the Closing.
ARTICLE 3.
CHANGES TO PLANS
Section 3.01 Changes to Plans. Coach Legacy shall have the right to approve, which approval shall not be unreasonably withheld or delayed, any change or set of changes to the Plans, which would affect or impact, other than to a de minimis extent, the Developer Work or Coach’s use and occupancy of the Premises. Coach Legacy acknowledges and agrees that Developer may, at any time and from time to time, make any change to the Building or the Plans that do not affect or impact, other than to a de minimis extent, the Developer Work or the Premises or Coach’s use or occupancy of the Premises, without the consent or approval of Coach Legacy.
Section 3.02 Coach Legacy Review of Plans Not a Representation or Assumption. The review or approval by Coach Legacy (or Coach’s Architect or any of Coach’s Consultants on behalf of Coach Legacy) of any of the Plans or Shop Drawings, Product Data and Samples shall in no event be or be deemed to be (a) a representation or agreement, implied or otherwise, by Coach Legacy, Coach’s Architect or any of Coach’s Consultants, that any such Plans or other materials comply with applicable Laws, or (b) an assumption by Coach Legacy, Coach’s Architect or Coach’s Consultants of any liability in respect of any such Plans or materials, or in respect of the implementation of any such Plans or materials.
Section 3.03 Plans and Materials Available. Developer shall maintain at the Building or at Developer’s field office, for inspection and use by Coach Legacy and Coach’s Consultants (on a non-exclusive basis), at least one record copy of (a) the Plans, and any change orders or other modifications to any such Plans, in each case in good order, and (b) all Shop Drawings, Product Data and Samples showing or related to all current and pending Developer Work or for any construction work the cost of which is included in the Coach Total Development Costs. The obligations of Developer pursuant to this Section 3.03 shall survive the Closing and the termination of this Agreement for a period of two (2) years.
ARTICLE 4.
ENVIRONMENTAL MATTERS; INDEMNIFICATION
Section 4.01 Environmental Matters; Indemnification.
(a)    Developer shall provide Coach Legacy with a copy of all reports, inspections, or analyses, including, without limitation, drafts thereof, which Developer commissions or receives concerning the presence (or possible presence) of Hazardous Materials (x) in the Premises for so long as Coach, Coach Legacy or any of their affiliates has an interest in
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the Premises and (y) in or on the Land or the Building (excluding the Premises) until the later of (i) the Closing and (ii) twelve months (12) following Final Completion, in each case promptly after receipt thereof.
(b)In connection with all aspects of the Project, Developer shall comply, and shall use commercially reasonable efforts to cause the Project Architect and any Developer’s Consultants to comply, with all Environmental Laws, and shall take all such actions with respect to the Project which may be required by any Government Entity to comply with any such Environmental Laws.
(c)Developer shall indemnify, defend, reimburse, and hold harmless Coach Legacy and each of the Coach Indemnitees (as hereinafter defined) from and against any and all claims relating to (i) any alleged violation or contravention of any Environmental Laws by Developer or any of Developer’s Consultants with respect to the Land, the Original Developer Work, the Developer Work or any Finish Work performed by or on behalf of Developer or any of its Affiliates, and (ii) in connection with any remediation or cleanup of the Land required by Environmental Laws resulting from the acts or omissions of any Person; except, in each case, to the extent such losses, claims or costs (A) are caused by Coach Legacy or any of the Coach Indemnitees or (B) result from any work performed by Coach Legacy or by any Person on behalf of Coach Legacy (other than Developer or anyone engaged or retained by Developer, Developer’s Consultants, Executive Construction Manager, Construction Manager or Project Architect or any affiliates of the foregoing) in the Building or any portion thereof, including the Premises. The provisions of this Section 4.01(c) and the obligations of Developer hereunder shall survive the Closing and the termination of this Agreement; provided, that Developer shall have no further obligations or liabilities under this Section 4.01(c) (other than for then existing claims hereunder) from and after both of the following occur: (x) the third (3rd) anniversary of the date on which Final Completion is achieved, as agreed to by Developer and Coach Legacy or, in the absence of such agreement, as determined by Arbitration as provided in this Agreement, and (y) the delivery by Developer to Coach Legacy of a current Phase I environmental site assessment (and, if applicable, a current Phase II environmental assessment) for the Property, dated on or about the date referred to in clause (x) above, prepared consistent with ASTM Practice E 1527 that does not identify any recognized environmental conditions that require further investigation or remediation.    The obligations of the Developer under this Section 4.01(c) are guaranteed by the Related/Oxford Guarantor subject to and in accordance with the Related/Oxford Guaranty.
(d)Coach Legacy shall indemnify, defend, reimburse, and hold harmless Developer and each of the Developer Indemnitees (as hereinafter defined) from and against any and all claims relating to any alleged violation or contravention of any Environmental Laws by Coach Legacy, Coach or any of Coach’s Consultants in connection with any work performed by Coach Legacy or by any Person on behalf of Coach Legacy (other than Developer or anyone engaged or retained by Developer, Developer’s Consultants, Executive Construction Manager, Construction Manager or Project Architect or any affiliates of the foregoing) in the Building or any portion thereof, including the Premises; except, in each case, to the extent such losses, claims or costs (i) are caused by the Developer or any of the Developer Indemnitees or (ii) result from the Developer or the Developer’s Consultants carrying out of any Original Developer Work, the Developer Work or any Finish Work. The provisions of this Section 4.01(d) and the
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obligations of Coach Legacy hereunder shall survive the Closing; provided, that Coach Legacy shall have no further obligations or liabilities under this Section 4.01(d) (other than for then existing claims hereunder) from and after the third (3rd) anniversary of the date hereof.
(e)    Survival. The provisions of this Article 4 and the obligations of Developer and Coach Legacy, and their respective successors and assigns, shall survive the Closing and the termination of this Agreement for the periods provided in this Section 4.01.
ARTICLE 5.
DEVELOPER’S INSURANCE; LEGAL PROCEEDINGS
Section 5.01 Insurance.
(a)Developer shall or shall cause Executive Construction Manager to maintain or cause to be maintained, at Owner’s expense, the insurance coverages listed and described in the ERY Declaration of Easements through Final Completion, naming the parties described in Exhibit E attached hereto as additional insureds (collectively, the “Additional Insureds”). Developer shall not amend or revise or terminate (or permit Executive Construction Manager or any Person to amend or revise or terminate) the coverages without Coach’ Member prior written approval, which approval shall not be unreasonably withheld or delayed.
(b)Developer shall maintain in full force and effect the OCIP “Wrap-Up” liability insurance policy which is currently in effect until Final Completion occurs, as the same may be modified from time to time.
Section 5.02 Legal Proceedings.
(a)Developer shall, or shall cause Legacy Tenant (or its insurance carrier) to, defend any Legal Proceedings commenced against any of the Coach Indemnitees arising from or due to any bodily injury, sickness, disease or death of or to any person or persons, or any damage to or destruction of property, arising as a result of or in connection with the performance of the Original Developer Work or the Developer Work and any activities of any Person retained by or on behalf of the Developer, Legacy Tenant or the Executive Construction Manager in connection with the construction and completion of the Building (whether such activities are on-site or off-site).
(b)Developer shall copy Coach Legacy on all material documents it sends or serves in any such Legal Proceeding, shall give Coach Legacy copies of any material documents served on it in any such Legal Proceeding and shall advise Coach Legacy regularly as to the status of the same (unless such Proceeding is being handled by an insurance carrier or its counsel, in which event Developer shall provide Coach Legacy with reports on the status of such Legal Proceedings from time to time and, in any event, upon request). If Developer fails to defend, or cause Legacy Tenant (or its insurance carrier) to defend, diligently against any such Legal Proceeding, Coach Legacy (or any other Coach Indemnitee named in such proceeding) shall have the right (but not the obligation) to defend the same at the expense of the Developer. Developer shall not settle any such Legal Proceeding without the written consent of the Coach Indemnitee named in such Legal Proceeding unless such settlement shall release each Coach Indemnitee against whom liability has been asserted from all liability with respect to such Legal
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Proceeding without any contribution from such Coach Indemnitee. The foregoing provisions shall not require defense of any Legal Proceeding against any Coach Indemnitee to the extent of the gross negligence of willful misconduct of such Coach Indemnitee or any other Coach Indemnitee.
(c)Developer’s obligations to cause Legacy Tenant to undertake the defense under this Section 5.02 shall not be limited or defined by the amount of insurance carried by Developer or by limitations on amount or type of damages under worker’s compensation acts or other laws relating to employee benefits.
(d)In no event shall Coach Legacy have any liability or obligation to the Executive Construction Manager, any Developer’s Consultant, any contractor, subcontractor, vendor, worker, employee or other Person employed by Developer or by Executive Construction Manager or any of Developer’s Consultants, and Developer shall indemnify Coach Legacy from and against claims from any such Person, except to the extent such losses are caused by the gross negligence or willful misconduct of Coach Legacy or any Coach Indemnitee.
(e)The provisions of this Section 5.02 and the obligations of Developer and its successors and assigns hereunder shall survive the Closing and termination of this Agreement.
ARTICLE 6.
COMPLETION OF THE DEVELOPER WORK; DEFECTIVE WORK
Section 6.01 Completion of the Developer Work; Acceptance Procedure.
(a)    Developer shall cause the Developer Work to be performed with due diligence, and shall complete or cause to be completed (i) at least eighty percent (80%) of the items of Punch List Work listed on Exhibit C, and (ii) the Building Completion Work consisting of the Hoist Infill and the installation missing curtain wall glass on each floor of the Premises, the Base Building Work for the Coach terrace, and Stair “Z”, on or prior December 31, 2016 (the “Interim Completion Date”), subject to extension for Force Majeure delays and delays caused by Coach Legacy or any of its consultants or contractors. In the event that Developer fails complete at least eighty percent (80%) of the items of Punch List Work listed on Exhibit C, the installation missing curtain wall glass on each floor of the Premises, the Base Building Work for the Coach terrace, and/or Stair Z on or prior to the Interim Completion Date, then, as Coach Legacy’s sole remedy therefor, Developer shall pay to Coach Legacy an amount equal to (x) $1,000 per day for each day from January 1, 2017 to March 31, 2017, and $2,000 per day for each day after March 31, 2017, until all such work is completed; provided, however, that if the cost of the remaining items Punch List Work as of March 31, 2017 exceeds $1,000,000 in the aggregate, then, even if twenty percent (20%) or less of the items of Punch List Work remain to be completed as of such date, Developer shall pay to Coach Legacy, as its sole remedy therefor, $2,000 per day for each day after March 31, 2017 until the cost of the remaining items of Punch List Work is equal to or less than $1,000,000, and provided, further, that in no event shall Developer’s liability pursuant to this Section 6.01(a) exceed $400,000. Coach Legacy acknowledges and agrees that its rights and remedies with respect to the completion of the Hoist Infill work are as set forth in the Lease, and that in no event shall Developer be liable to Coach Legacy for any delay in the completion of the Hoist Infill work pursuant to this Section 6.01(a) or otherwise. The obligation of Developer
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to make any payment to Coach Legacy required under this Section 6.01(a) is guaranteed by the Related/Oxford Guarantor subject to and in accordance with the Related/Oxford Guaranty. Developer shall use Best Efforts to complete all Developer Work and achieve Final Completion on or prior to June 30, 2017 (the “Outside Completion Date”), subject to extension for Force Majeure delays and delays caused by Coach Legacy or any of its consultants or contractors.
(b)    Developer and Coach Legacy agree that the following procedures shall apply to determine when the Developer Work has been completed and Final Completion has been achieved:
(i)Developer shall give Coach Legacy at least thirty (30) days’ prior notice of Developer’s good faith estimate of the Final Completion Date (it being understood that such dates shall constitute estimates only and shall in no way affect the actual occurrence of Final Completion).
(ii)Developer shall notify Coach Legacy in writing (the “Developer’s Completion Notice”) when Developer determines that Final Completion has occurred. If Coach Legacy believes that any of the items required for Final Completion have not occurred, then Coach Legacy shall give Developer notice (an “Exceptions Notice”) within twenty (20) Business Days following Coach Legacy’s receipt of Developer’s Completion Notice detailing the outstanding items required for Final Completion that Coach Legacy believes have not been satisfied, if any, and Developer and Coach Legacy shall cooperate and proceed expeditiously to complete the same and the date(s) for completion thereof.
(iii)If Developer and Coach Legacy are unable to agree on whether an item required for Final Completion has not yet been completed or satisfied within ten (10) Business Days after Developer’s receipt of an Exceptions Notice, then either Coach Legacy or Developer may submit the matters still in dispute to Arbitration, to be resolved in accordance with the provisions of Article 9 by the Work Dispute Arbiter.
(iv)If the parties determine (or it is determined pursuant to Arbitration) that additional work or action is required in order to achieve Final Completion, then Developer shall cause such work to be performed or items to be obtained with due diligence and Developer shall deliver a new Developer’s Completion Notice and the same procedure (including, without limitation, as to inspections and delivery of an Exceptions Notice, and timing for delivery of an Exceptions Notice) shall be repeated to the extent necessary until it is determined that Final Completion has occurred.
(v)If Coach Legacy fails to deliver an Exceptions Notice to Developer within any of the twenty (20) Business Day period(s) referred to in clause (ii) of this Section 6.01(b), Developer may send notice to Coach Legacy of such failure and if Coach Legacy does not respond or object, in reasonable detail, to such notice within five (5) Business Days after receipt of the same, then Coach Legacy shall have waived its right to deliver an Exceptions Notice and Final Completion shall be deemed to have occurred.
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(c)Notwithstanding any provision of this Agreement to the contrary, any agreement regarding Final Completion, and any resolution by Arbitration of any dispute regarding Final Completion or the Final Completion Date, shall not preclude Coach Legacy from asserting any claims for latent defects in the Original Developer Work or the Developer Work in accordance with Section 6.03 or 6.04 of this Agreement.
Section 6.02 Delay in Achieving Final Completion. If Developer fails to complete the Punch List Work on or prior to the Outside Completion Date (subject to extension for Force Majeure delays and delays caused by Coach Legacy or any of its consultants or contractors), and if Coach Legacy notifies Developer that the applicable contractors are not proceeding with due diligence to complete the Punch List Work (subject to extension for Force Majeure delays and delays caused by Coach Legacy or any of its consultants or contractors), and of Coach Legacy’s intention to perform the remaining Punch List Work, then within ten (10) Business Days thereafter, if the Punch List Work is not completed or being diligently prosecuted to completion by Developer (subject to extension for Force Majeure delays and delays caused by Coach Legacy or any of its consultants or contractors), Coach Legacy shall have the right (but not the obligation) to undertake the completion of the Punch List Work, and any and all such actual out-of-pocket expenses incurred by Coach Legacy in completing the Punch List Work shall be reimbursed by Developer within ten (10) days of Coach Legacy’s demand therefor. The obligation of Developer to make any payment pursuant to this Section 6.02(b) is guaranteed by the Related/Oxford Guarantor subject to and in accordance with the Related/Oxford Guaranty.
Section 6.03 Contractor Warranties; Defective Work; Latent Defects.
(a)Developer has included in the Executive Construction Management Agreement and in each hard cost contract which governs (in whole or in part) the performance of any Original Developer Work and Developer Work, warranty/guaranty provisions customary for the type or category of work involved in projects of similar scope and character as the Project, which are assignable as contemplated herein (any such, a “Contractor Warranty”) under which the Executive Construction Manager or the respective contractor will be required, at its (or their) expense, to repair, replace, or correct any work which is incorrect, inadequate, defective, incomplete, omitted or not in compliance with the applicable Plans and this Agreement (any such, “Defective Work”) for a period after completion by such contractor as is customary for such type or category of work.
(b)Notwithstanding any provision of this Agreement or in the Lease to the contrary, if Coach Legacy discovers Defective Work in any Original Developer Work or Developer Work at any time prior to the later of (i) the two (2) year anniversary of the Closing Date or (ii) the expiration of the Contractor Warranty covering such Defective Work, and such Defective Work is covered by a Contractor’s Warranty, then Developer shall use Best Efforts to enforce any applicable Contractor’s Warranty so as to cause the contractor to correct or replace the Defective Work, but Developer shall have no liability, except as otherwise expressly provided in this Agreement, for any failure of the Executive Construction Manager or any contractor to repair, replace, or correct such Defective Work; provided, that the foregoing shall in no event limit Developer’s obligation to cure or correct Defective Work as provided in Section 6.04. Any dispute as to whether Developer has used Best Efforts to enforce a Contractor’s
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Warranty shall be submitted to Arbitration to be resolved in accordance with the provisions of Article 9.
(c)The provisions of this Section 6.03 shall survive the Closing and the termination of this Agreement .
Section 6.04 Developer Warranty. Notwithstanding anything to the contrary contained herein, Developer shall be responsible for curing or correcting, at its sole cost and expense, any Defective Work identified on or prior to the two (2) year anniversary of the Closing Date. The costs of curing or correcting any Defective Work pursuant to this Section 6.04 are guaranteed by the Related/Oxford Guarantor subject to and in accordance with the Related/Oxford Guaranty. The provisions of this Section 6.04 shall survive the Closing and the termination of this Agreement.
Section 6.05 Obligation to Discharge Liens and Remove Violations.
(a)Developer shall cause to be bonded or removed any liens or other encumbrances (other than Permitted Encumbrances) filed or recorded against the Building or any other portion of the Property at or after the Closing, by any Person performing the Original Developer Work, the Developer Work or any Finish Work, or by any Person asserting a claim against Developer or Legacy Tenant with respect thereto, in each case within forty five (45) days of the filing thereof. In addition, Developer shall proceed with due diligence to cause to be removed any Developer Violations which are noticed or filed against the Building after the Closing. Developer’s obligations under this Section 6.05 are guaranteed by the Related/Oxford Guarantor subject to and in accordance with the Related/Oxford Guaranty.
(b)Coach Legacy shall cause to be bonded or removed any liens or other encumbrances filed or recorded against the Building or any other portion of the Property by any Person (other than Developer or anyone engaged or retained by Developer, Developer’s Consultants, Executive Construction Manager, Construction Manager or Project Architect or any affiliates of the foregoing) that performed any work, including, without limitation, any Coach Finish Work, for or on behalf of Coach Legacy prior to the date hereof, or by any Person asserting a claim against Coach Legacy or Legacy Tenant with respect thereto, in the Building or any portion thereof, including the Premises, in each case within forty five (45) days of the filing thereof.
Section 6.06 Survival. The provisions of this Article 6 shall survive the Closing and the termination of this Agreement.
ARTICLE 7.
EXCESS COACH TI COST
Section 7.01 Excess Coach TI Costs. The parties acknowledge and agree the current budget approved by Coach Legacy contains allowances for the items set forth on Exhibit F attached hereto (the “Coach TI Items”). As of the date hereof, Coach Legacy has paid to Developer an amount equal to $2,027,174 for the cost to complete the remaining Coach TI Items (the “Budgeted Coach TI Cost”). In the event that the actual cost of completion of the Coach TI Items in the aggregate exceeds the Budgeted Coach TI Cost, then Coach Legacy shall pay to

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Developer the amount of such excess cost within ten (10) Business Days receipt of Developer’s invoice therefor, which invoice shall be accompanied by documentation establishing such excess cost. In the event that the actual cost of the Coach TI Items in the aggregate is less than the Budgeted Coach TI Cost, then Developer shall pay to Coach Legacy the amount of such cost savings within ten (10) Business Days after demand therefor by Coach Legacy.
Section 7.02 Survival. The provisions of this Article 7 shall survive Final Completion and the expiration of the term of this Agreement.
ARTICLE 8.
TERM; DEVELOPER DEFAULT
Section 8.01 Term. The term of this Agreement shall be for a fixed period commencing on the date hereof and continuing thereafter until the Final Completion Date.
Section 8.02 Developer Default. If Final Completion fails to occur on or prior to the Outside Completion Date as a result of Developer’s failure to perform its obligations hereunder, then, without limiting the right of Coach Legacy pursuant to Section 6.02, Coach Legacy shall have the right, at any time following the Outside Completion Date, to seek and obtain equitable relief by way of injunction or compel specific performance to cause Developer to take any and all actions that may be necessary to cause Final Completion to occur in accordance with the terms of this Agreement
Section 8.03 Waiver of Consequential or Special Damages. Notwithstanding any provision in this Agreement to the contrary, in no event shall any party hereto be liable hereunder at any time for punitive, incidental, consequential, special or indirect damages, including loss of future profits, revenue or income, or loss of business reputation of any other party hereto or any of its Affiliates, whether in contract, tort (including negligence), strict liability or otherwise, and each party hereto hereby expressly releases each other party, its affiliates, and their respective managers, members, shareholders, partners, consultants, representatives, successors and assigns therefrom.
ARTICLE 9.
DISPUTE RESOLUTION
Section 9.01 Dispute Resolution. (a) If a dispute arises that the parties are unable to resolve and for which this Agreement provides resolution by Arbitration or pursuant to the provisions of this Article 9, then, in any such case, Coach Legacy or Developer shall present the dispute to the arbiters identified in Exhibit G-1 attached hereto (each, an “Arbiter”), who are listed in the order of priority (i.e., the second individual serves only if the first is not available and the third individual serves only if the first and second are not available) and who will resolve the dispute as provided in this Article 9; provided, that if this Agreement provides that a dispute is to be resolved by a Work Dispute Arbiter, then Coach Legacy or Developer shall present the dispute to the arbiters identified in Exhibit G-2 attached hereto (each, a “Work Dispute Arbiter”), who are listed in the order of priority (i.e., the second individual serves only if the first is not available and the third individual serves only if the first and second are not available) and who will resolve the dispute as provided in this Article 9. If one from among the panel of Arbiters (or
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Work Dispute Arbiters) resigns or becomes unable to serve hereunder, a successor individual shall be selected by the parties hereto. Except during the pendency of an arbitration proceeding pursuant to the procedures contained herein, either party may, by written notice to the other, disqualify any of the Arbiters or Work Dispute Arbiters for reasonable cause and propose additional arbitrators to be Arbiters or Work Dispute Arbiters to be agreed upon by the parties hereto.
(b)A party (“Disputing Party”) may submit a request for resolution of a dispute (a “Dispute”) pursuant to the provisions of this Agreement by giving notice (a “Dispute Notice”) of the Dispute to the other party to the Dispute (the “Other Disputing Party”) and to the Arbiter (or Work Dispute Arbiter), which Dispute Notice shall identify the provision of the Agreement at issue and shall specify in reasonable detail: (i) the nature of the dispute and the interpretation or decision requested; (ii) the party’s proposal to resolve the dispute; and (iii) a written explanation of its position, together with any materials that it deems relevant for such purpose.
(c)Within five (5) Business Days after receiving the Dispute Notice, the Other Disputing Party to the Dispute shall have the right to deliver to the Arbiter (or Work Dispute Arbiter), with a copy to the Disputing Party), its written statement setting forth (i) its position in reasonable detail with respect to the matters in Dispute, (ii) its proposal to resolve the dispute, and (iii) a written explanation of its position, together with any materials that it deems relevant for such purpose. The Arbiter (or Work Dispute Arbiter) shall coordinate among the Disputing Party and the Other Disputing Party in order to arrange for a time or time(s) to meet and present positions within the time deadlines as provided below. The Disputing Party and the Other Disputing Party shall each make themselves available during such time deadlines and if no mutually convenient time is agreed upon, each party shall be available during business hours on the last Business Day of such time deadline.
(d)The Disputing Party and Other Disputing Party shall each be entitled to present additional evidence and arguments to the Arbiter (or Work Dispute Arbiter) (in addition to the initial written statements described above) in accordance with procedures, if any, determined by the Arbiter (or Work Dispute Arbiter), which procedures shall be implemented by the Arbiter (or Work Dispute Arbiter) so as to cause the time deadlines set forth below to be met. All evidence and arguments must be presented to the Arbiter (or Work Dispute Arbiter) within five (5) Business Days after the expiration of the five (5) Business Day period described in Section 9.01(c). The Arbiter (or Work Dispute Arbiter) shall in all events render its decision by the later of (i) ten (10) Business Days after receipt of the second initial statements of the Other Disputing Party pursuant to Section 9.01(c) or (y) seven (7) Business Days after all evidence and arguments have been presented under this Section 9.01(d). The Arbiter (or Work Dispute Arbiter) shall issue a single written decision stating, in reasonable detail, the basis for its decision. The Arbiter (or Work Dispute Arbiter) shall allocate the costs of the Dispute (including the costs of the arbitration, any expert witnesses and reasonable attorney’s fees) between the Disputing Parties as it deems appropriate and shall set forth such cost allocation in its decision. Although the Arbiter (and Work Dispute Arbiter) cannot vary the terms of this Agreement, the decision of the Arbiter (or Work Dispute Arbiter) need not accept, in its entirety, the position(s), or the specific cost allocations, advanced by any one Disputing Party. The
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Arbiter’s (or Work Dispute Arbiter’s) decision shall be conclusive and binding on all Parties to the Dispute and shall be confirmable in a court of competent jurisdiction.
(e)Developer shall not stop the performance of the Developer Work during the pendency of any dispute, but shall not proceed with any aspects of the work at issue in the dispute if any work performed might have to be changed depending on the resolution of the Arbitration.
(f)Proceedings before or involving dispute resolution under this Article 9 in and of themselves shall not constitute events of Force Majeure.
(g)No dispute or matter arising under this Agreement shall be subject to resolution under this Article 9 unless this Agreement provides for such dispute or matter to be resolved by Arbitration under this Article 9.
(h)The decision of the Arbiters (or Work Dispute Arbiters) with respect to the allocation of fees incurred in any Arbitration shall be final and binding on all parties to the Arbitration.
Section 9.02 Survival. The provisions of this Article 9 shall survive Final Completion and the expiration of the term of this Agreement.
ARTICLE 10.
AUDIT OF PROJECT COSTS; BOOKS AND RECORDS
Section 10.01 Audit of Project Costs.
(a)Coach Legacy and its representatives shall have the right, from time to time and following Final Completion, to inspect, audit and make copies of all books and records of Legacy Tenant or the Developer, and all materials in Developer’s possession or in the possession of the Executive Construction Manager, the Construction Manager (but, in such case, only to the extent relating to the Project or Project Costs), the Project Architect (but, in such case, only to the extent relating to the Project or Project Costs), or the Related/Oxford Guarantor (but, in each case, only to the extent that such Person has records relating to expenses charged to the Project which are not otherwise available from Developer), and relating to the Project or Project Costs, to the extent necessary in order to enable Coach Legacy to establish or confirm the Coach Total Development Costs or any other amounts payable by or chargeable to Coach Legacy under the Original Development Agreement or this Agreement. Any such inspection or audit shall be conducted during business hours, on reasonable notice, and at Coach Legacy’s sole cost and expense. Any such examination or audit may cover all prior monthly Draw Requests that have not been the subject of any prior audit (unless it shall be necessary, in order to understand and evaluate particular transactions or payments that are the subject of the audit in question, to review transactions or payments made which were the subject of a prior audit). Coach Legacy shall submit a report of its findings (in each audit) to Developer not later than ten (10) Business Days after it concludes each such audit.
(b)Promptly following Final Completion, Developer shall prepare and submit to Coach Legacy a final statement of all the Project Costs and Coach’s Allocable Share thereof

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and the final Coach Total Development Costs through the date of Final Completion. Coach Legacy shall have the right to conduct a final examination and audit of the books and records of the Project following the Final Completion of the Project for the purposes of verifying or confirming any matters set forth in such final statement, and determining whether any Project Costs were mistakenly or improperly allocated to the Coach Member during the course of the Project. If such final audit shall establish that the amounts paid by or on behalf of Coach Legacy exceed the final Coach Total Development Costs determined as provided in the Original Development Agreement, then, within thirty (30) days of the completion of said final accounting, Developer shall cause to be paid to Coach Legacy the amount of such excess. Subject to the Coach Costs Cap, if the final accounting shall establish that the final Coach Total Development Costs exceeds amounts paid by Coach Legacy to date, then, within thirty (30) days of the completion of said final accounting, Coach Legacy shall pay to Developer the amount of such deficiency; provided, that in no event shall Coach Legacy be obligated to pay any amounts on account of the Coach Total Development Costs in excess of the Coach Costs Cap. The obligations of Developer under this Section 10.01 are guaranteed by the Related/Oxford Guarantor subject to and in accordance with the Related/Oxford Guaranty.
Section 10.02 Books and Records. Developer shall maintain copies of all draw requests, invoices and other documentation as shall be necessary to establish and verify all Project Costs. Coach Legacy, Coach and their designated representatives shall have the right, from time to time but no more frequently than once in any twelve (12) month period, to inspect and make copies of all books and records of Developer and all materials in the possession of Developer, in each case to the extent relating to Project Costs and as may be necessary in order to enable Coach Legacy and Coach to establish or confirm the amount of all Project Costs and the amount of all Project Costs paid by Coach Legacy. Any such inspection shall be conducted during business hours, on reasonable notice, and at Coach Legacy’s and Coach’s cost and expense.
Section 10.03 Survival. The provisions of this Article 10 shall survive for a period of two (2) years following the Final Completion Date.
ARTICLE 11.
REPRESENTATIONS AND WARRANTIES
Section 11.01 Developer’s Representations. Developer represents and warrants to Coach Legacy, as of the date hereof, as follows:
(a)    Developer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now being conducted. Developer has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Developer of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite organizational action (including such requisite action by the direct and indirect members of Developer). This Agreement has been duly executed and delivered by Developer. This Agreement constitutes a legal, valid and binding obligation of Developer enforceable against Developer in accordance with its terms.
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(b)The execution and delivery of this Agreement by Developer and the consummation of the transactions contemplated hereby by Developer do not and will not (i) violate or conflict with the limited liability company agreement of Developer, (ii) violate or conflict with any judgment, decree or order of any court applicable to or affecting Developer, (iii) breach any provisions of, or constitute a default under, any contract, agreement, instrument or obligation to which Developer is a party or by which Developer is bound, or (iv) violate or conflict with any Laws applicable to Developer.
(c)No approval, authorization, consent or other actions by or filing with any third party or governmental agency or authority is required for the execution of this Agreement by Developer and the performance of Developer’s obligation hereunder, other than (i) any such approval, authorization, consent or other action or filing which has been obtained, taken or made, and (ii) building and other similar governmental permits or approvals which, in accordance with best construction practices in New York City for similar first class projects, will be obtained in the regular course of the performance and completion of the Developer Work.
(d)Neither Developer nor any of its constituent owners have engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. § 1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) in contravention of and Anti-Terrorism Order or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time. Neither Developer nor any of its constituent owners (A) are or will be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control list of restrictions and prohibited persons, or (B) are a person described in Section 1 of the Anti-Terrorism Order, and to the best of Developer’s knowledge, respectively neither Developer nor any of its Affiliates have engaged in any dealings or transactions, or otherwise been associated with any such person.
(e)There are no actions, suits or proceedings at law or in equity by or before any Government Entity now pending or threatened against or affecting Developer, Related, the Oxford Guarantor, any Affiliates of Developer or the Related/Oxford Guarantor or any of their respective assets, which actions, suits or proceedings, if determined against Developer, Related, the Oxford Guarantor any such Affiliate of Developer or Related or the Oxford Guarantor or any of such assets, might reasonably be expected to materially adversely affect the condition (financial or otherwise) or business of Developer or Related or the Oxford Guarantor or the condition or ownership of any of their respective assets or their ability to perform their respective obligations under this Agreement or the Related/Oxford Guaranty.
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Section 11.02 Coach Legacy’s Representations. Coach Legacy represents and warrants to Developer, as of the date hereof, as follows:
(a)Coach Legacy is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Coach Legacy has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Coach Legacy of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite organizational action. This Agreement has been duly executed and delivered by Coach Legacy. This Agreement constitutes a legal, valid and binding obligation of Coach Legacy enforceable against Coach Legacy in accordance with its terms.
(b)The execution and delivery of this Agreement by Coach Legacy and the consummation of the transactions contemplated hereby by Coach Legacy do not and will not (i) violate or conflict with the limited liability company agreement of Coach Legacy, (ii) violate or conflict with any judgment, decree or order of any court applicable to or affecting Coach Legacy, (iii) breach any provisions of, or constitute a default under, any contract, agreement, instrument or obligation to which Coach Legacy is a party or by which Coach Legacy is bound, or (iv) violate or conflict with any Laws applicable to Coach Legacy.
(c)No approval, authorization, consent or other actions by or filing with any third party or governmental agency or authority is required for the execution of this Agreement by Coach Legacy and the performance of Coach Legacy’s obligation hereunder, other than any such approval, authorization, consent or other action or filing which has been obtained, taken or made.
(d)Neither Coach Legacy nor any of its constituent owners have engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. § 1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) in contravention of and Anti-Terrorism Order or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time. Neither Coach Legacy nor any of its constituent owners (A) are or will be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control list of restrictions and prohibited persons, or (B) are a person described in Section 1 of the Anti-Terrorism Order, and to the best of Coach Legacy’s knowledge, respectively neither Coach Legacy nor any of its Affiliates have engaged in any dealings or transactions, or otherwise been associated with any such person.
DOC ID - 24417143.10

(e)    There are no actions, suits or proceedings at law or in equity by or before any Government Entity now pending or threatened against or affecting Coach Legacy or any Affiliates of Coach Legacy or any of its or their respective assets, which actions, suits or proceedings, if determined against Coach Legacy or any Affiliates of Coach Legacy or any of such assets, might reasonably be expected to materially adversely affect the condition (financial or otherwise) of Coach Legacy or Coach or the condition or ownership of any of their respective assets or their ability to perform their obligations under this Agreement.
ARTICLE 12.
EXCULPATION; INDEMNIFICATION.
Section 12.01 Exculpation.
(a)Except for obligations and liabilities of the Coach Guarantor under the Coach Guaranty, no Affiliate of Coach Legacy and no direct or indirect partner, member or shareholder in or of Coach Legacy or any Affiliate of Coach Legacy (and no officer, director, manager, employee or agent of any such partner, member or shareholder) will be liable for the performance of Coach Legacy’s obligations under this Agreement.
(b)Except for obligations and liabilities of the Related/Oxford Guarantor under the Related/Oxford Guaranty, no Affiliate of Developer and no direct or indirect partner, member or shareholder in or of Developer or any Affiliate of Developer (and no officer, director, manager, employee or agent of any such partner, member or shareholder), will be liable for the performance of Developer’s obligations under this Agreement.
Section 12.02 Indemnification.
(a)Subject to the provisions of Section 12.02(c), Coach Legacy shall defend, indemnify and hold harmless the Developer Indemnitees from and against all actual losses, damages, charges, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and expenses) arising from any third-party claims of any nature (hereinafter, collectively, “Claims”) relating to or arising from Coach Legacy’s breach or default in the performance of any of Coach Legacy’s obligations under and in accordance with the terms of this Agreement.
(b)Subject to the provisions of Section 12.02(c), Developer shall defend, indemnify and hold harmless the Coach Indemnitees from and against all actual losses, damages, charges, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and expenses) arising from any Claims relating to or arising from (i) Developer’s breach or default in the performance of any of Developer’s obligations under and in accordance with the terms of this Agreement or (ii) Developer’s failure (other than by reason of Coach Legacy’s default under this Agreement) or refusal to comply with or abide by any applicable Laws. The obligations of Developer under this Section 12.02(b) are guaranteed by the Related/Oxford Guarantor subject to and in accordance with the Related/Oxford Guaranty.
(c)In no event shall Coach Legacy or Developer be liable for, and each party, on behalf of itself and its respective Indemnitees, hereby waives any claim for, any special, punitive or consequential damages, including loss of profits or business opportunity, arising under or in connection with this Agreement or any default by the other party hereunder.
DOC ID - 24417143.10

Section 12.03 Survival. The provisions of this Article 12 shall survive Final Completion and the expiration of the term of this Agreement.
ARTICLE 13.
NOTICES
Section 13.01 Notices. Any and all notices, demands, requests, consents, approvals or other communications (each, a “Notice”) permitted or required to be made under this Agreement shall be in writing, signed by the party giving such Notice and shall be delivered (a) by hand (with signed confirmation of receipt), (b) by nationally or internationally recognized overnight mail or courier service (with signed confirmation of receipt) or (c) by facsimile transmission or email (with a confirmation copy or copy of the email delivered in the manner described in clause (a) or (b) above). All such Notices shall be deemed delivered, as applicable: (i) on the date of the personal delivery or facsimile (as shown by electronic confirmation of transmission) if delivered by 5:00 p.m., and if delivered after 5:00 p.m. then on the next business day; or (ii) on the next business day for overnight mail. Notices directed to a party shall be delivered to the parties at the addresses set forth below or at such other address or addresses as may be supplied by written Notice given in conformity with the terms of this Section 13.01:
If to Developer:    ERY Developer LLC
c/o The Related Companies, L.P.
60 Columbus Circle, 19th Floor
New York, New York 10023
Attention: Jeff T. Blau and L. Jay Cross
Facsimile: (212) 801-3540

with a copy to:	The Related Companies, L.P. 60 Columbus Circle, 19th Floor New York, New York 10023 Attention: Amy Arentowicz, Esq. Facsimile: (212) 801-1003

and to:	Oxford Hudson Yards LLC 450 Park Avenue, 9th Floor New York, New York 10022 Attention: Dean J. Shapiro Facsimile: (212) 986-7510
and to:    Oxford Properties Group
Royal Bank Plaza, North Tower
200 Bay Street, Suite 900
Toronto, Ontario M5J 2J2 Canada
Attention: Chief Legal Counsel
Facsimile: (416) 868-3799
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and, if different than the address set forth above, to the address posted from time to time as the corporate head office of Oxford Properties Group on the website www.oxfordproperties.com to the attention of the Chief Legal Counsel (unless the same is not readily ascertainable or accessible by the public in the ordinary course)
and to:    Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Stuart D. Freedman, Esq.
Facsimile: (212) 593-5955
If to Coach Legacy:    Coach Legacy Yards LLC
c/o Coach, Inc.
516 West 34th Street
New York, New York 10001
Attention: Todd Kahn
Facsimile: (212) 629-2398
with copies to:    Coach, Inc.
516 West 34th Street
New York, New York 10001
Attention: Mitchell L. Feinberg
Facsimile: (212) 629-2298
and to:    Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Jonathan L. Mechanic, Esq. and Ross Z. Silver, Esq.
Facsimile: (212) 859-4000
Any counsel designated above or any replacement counsel who may be designated respectively by any party or such counsel by written Notice to the other parties is hereby authorized to give Notices hereunder on behalf of its respective client.
ARTICLE 14.
MISCELLANEOUS
Section 14.01 Further Assurances. Coach Legacy and Developer shall do such other and further acts and things, and execute and deliver such instruments and documents (not creating any obligations or imposing any expense (except to a de minimis extent) in addition to those otherwise created or imposed by this Agreement), as either may reasonably request from time to time in furtherance of effectuating the transactions contemplated in this Agreement.
Section 14.02 Governing Law. This Agreement shall be governed and-construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.
DOC ID - 24417143.10

Section 14.03 Submission to Jurisdiction; Waiver of Jury Trial. (a) Developer and Coach Legacy hereby irrevocably and unconditionally (i) agree that the exclusive forum for any suit, action or other legal proceeding arising out of or relating to this Agreement shall be the Supreme Court of the State of New York in New York County or the United States, Southern District of New York; (ii) consent to, and waive any and all personal rights under the laws of any state to object to the jurisdiction of each such court in any such suit, action or proceeding; and (iii) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts. In furtherance of such agreement, Developer and Coach Legacy agree, upon request of the other party, to discontinue (or cause to be discontinued) any such suit, action or proceeding pending in any other jurisdiction or court and Developer and Coach Legacy irrevocably consent to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Developer or Coach Legacy, as the case may be, at its address provided herein. Nothing in this Section 14.03, however, shall affect the right of Developer or Coach Legacy to serve legal process in any other manner permitted by law.
(b)TO THE FULL EXTENT PERMITTED BY LAW, DEVELOPER AND THE COACH MEMBER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF DEVELOPER OR THE COACH MEMBER, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS, PARTNERS, MEMBERS, MANAGERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY AFFILIATES, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
(c)The waivers contained in this Section 14.03 are given knowingly and voluntarily by Developer and Coach Legacy and, with respect to the waiver of jury trial, is intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue. Developer-and Coach Legacy are hereby authorized to file a copy of this Section 14.03 in any proceeding as conclusive evidence of these waivers by the other party.
Section 14.04 Amendments and Waivers. This Agreement may not be amended, supplemented or otherwise modified, except by a written instrument executed by Coach Legacy and Developer. No provision of this Agreement may be waived except by a written instrument executed by the party against whom the enforcement of such waiver is sought and then only to the extent set forth in such instrument.
Section 14.05 Confidentiality; Publicity. (a) Coach Legacy, Developer and their respective partners, principals, members, owners, shareholders, partners, attorneys, agents, employees and consultants (and their respective successors and assigns) will treat the terms of this Agreement and all information disclosed to it by the other party, as confidential, giving it the same care as its own confidential information, and make no use of any such disclosed information not independently known to it, except, (i) to the extent legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose the same, (ii) to the extent required by any federal, state, local or foreign
DOC ID - 24417143.10

laws, or by any rules or regulations of the United States Securities and Exchange Commission (or its equivalent in any foreign country) or any domestic or foreign public stock exchange or stock quotation system, that may be applicable to Developer or Coach Legacy or any of their direct or indirect constituent owners or Affiliates or (iii) to the extent required by the Loan Documents. Notwithstanding the foregoing, the terms hereof may be disclosed to (A) a party’s accountants, attorneys, employees, agents, or actual or potential direct or indirect transferees, investors or lenders, and others in privity with such party or its Affiliates, in each case to the extent reasonably necessary for such party’s business purposes or in connection with a dispute hereunder, (B) any holder of any direct or indirect interest in Legacy Tenant, and such party’s accountants, attorneys, employees, agents, or actual or potential direct or indirect transferees, investors or lenders, and others in privity with such party or its Affiliates, in each case to the extent reasonably necessary for such party’s business purposes, and (C) any Lender or other lender providing financing to Legacy Tenant or its direct or indirect members or owners in connection with the Building or the Property. In the event of a termination of this Agreement, each party shall promptly return all confidential information it has received.
(b)    Neither party may, without the other party’s prior consent, permit the public dissemination of any public relations releases, advertisements or other communications or materials with respect to the Building or the Property that includes or describes the identity the other party or its constituents or Affiliates.
Section 14.06 Non-Waiver of Rights. Except as expressly provided in this Agreement, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof or as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise hereunder. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof. Except as otherwise provided in this Agreement, the rights and remedies of each party under this Agreement are cumulative and are not exclusive of any rights or remedies which the party may otherwise have at law or in equity.
Section 14.07 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.
Section 14.08 Exhibits and Schedules. All Exhibits and Schedules attached to this Agreement or subsequently incorporated herein are hereby made (and shall be deemed) a part of this Agreement.
Section 14.09 Headings. The Article and Section headings in this Agreement are inserted only as a matter of convenience and are not to be given any effect (whether limiting or otherwise) in construing any provision of this Agreement.
Section 14.10 Assignments of this Agreement. (a) Developer shall not assign this Agreement, or any of its rights or obligations herein or hereunder, except with the prior written consent of Coach Legacy (and only if such assignee assumes Developer’s obligations hereunder from and after the date of such assignment). Notwithstanding the foregoing, Developer may, without the consent of Coach Legacy, (i) assign this Agreement and its rights and obligations
DOC ID - 24417143.10

herein or hereunder to (x) Related or a Related Affiliate, (y) Oxford or an Oxford Affiliate, or (z) an Affiliate of Related and Oxford; provided, that in each case (A) no such assignment shall impair, vitiate or otherwise affect the obligations of Developer hereunder or the Related/Oxford Guarantor under the Related/Oxford Guaranty, (B) such assignment is made in connection with an assignment of all of Developer’s other rights and interests in and to the Building to such assignee, and (C) such assignment is made at the sole expense of Developer, and (ii) collaterally assign this Agreement to the Lender in accordance with and subject to any applicable terms and conditions as may be set forth in the Loan Documents. Any transfer of a direct or indirect interest in Developer shall constitute an assignment of this Agreement for purposes hereof if, as a result of such transfer, Developer is no longer controlled, directly or indirectly, by (x) Related or a Related Affiliate, (y) Oxford or an Oxford Affiliate or (z) Related and Oxford collectively. Any attempted assignment in violation of this Section 14.10(a) shall be null and void.
(b)    Coach Legacy shall not assign this Agreement, or any of its rights or obligations herein or hereunder, except with the prior written consent of Developer (and only if such assignee assumes Coach Legacy’s obligations hereunder from and after the date of such assignment). Notwithstanding the foregoing (but subject to the applicable provisions of the Loan Documents), Coach Legacy may, without the consent of Developer, assign this Agreement and its rights and obligations herein or hereunder to (i) Coach or one or more Affiliates of Coach, (ii) an entity created by merger, reorganization or recapitalization of or with Coach or any Affiliate thereof or (iii) a purchaser of all or substantially all of Coach Legacy’s, Coach’s, or their Affiliate’s assets or a purchaser of a controlling share of Coach Legacy’s, Coach’s, or their Affiliate’s stock or other ownership interest; provided, that in each case (A) no such assignment shall impair, vitiate or otherwise affect the obligations of Coach Legacy hereunder and (B) such assignment is made at the sole expense of Coach Legacy. Any transfer of a direct or indirect interest in Coach Legacy shall constitute an assignment of this Agreement for purposes hereof if, as a result of such transfer, Coach Legacy is no longer an Affiliate of Coach. Any attempted assignment in violation of this Section 14.01(b) shall be null and void.
Section 14.11 Successors and Assigns. This Agreement (and all terms thereof, whether so expressed or not), shall be binding upon the respective successors, permitted assigns and legal representatives of the parties and shall inure to the benefit of and be enforceable by the parties and their respective successors, permitted assigns and legal representatives.
Section 14.12 Severability. If any term, covenant, condition or provision of this Agreement is determined by a final judgment to be invalid or unenforceable, the remaining terms, covenants, conditions and provisions of this Agreement shall not be affected thereby; and each other term, covenant, condition and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
Section 14.13 No Third Party Beneficiaries. The representations, warranties, covenants and agreements of the parties contained herein are intended solely for the benefit of the parties (and their successors and permitted assigns) to whom such representations, warranties, covenants or agreements are made and shall confer no rights hereunder, whether legal or equitable, upon any other party, and no other party shall be entitled to rely thereon, except that the Coach Indemnitees and the Developer Indemnitees may rely on and shall have the right to enforce any indemnification of such Person under and in accordance with the terms of this Agreement.
DOC ID - 24417143.10

Section 14.14 No Joint Venture or Partnership. Coach Legacy and Developer intend that the relationships created hereunder and under the other transaction documents be solely that of owner and developer. Nothing herein or therein is intended to create a joint venture or partnership relationship between Coach Legacy and Developer.
Section 14.15 No Construction Against Draftsperson. This Agreement shall be construed without regard to any presumption requiring construction against the party drafting this Agreement.
Section 14.16 Brokerage. Each party hereby represents and warrants to the other that it has had no communication with any broker, consultant, finder or similar person in connection with the transactions contemplated hereby, other than CBRE, Inc. (“Broker”). Each party shall indemnify and hold the other harmless against and from all costs, expenses, damages and liabilities, including reasonable attorneys’ fees and disbursements, arising from any claims for brokerage commissions, finders’ fees or other compensation resulting from or arising out of any conversations, negotiations or actions (or claims of the same) that the indemnifying party had by itself or anyone acting on behalf of itself, with any broker, consultant, finder or similar person, other than Broker. Coach Legacy shall be solely responsible to compensate Broker pursuant to the terms of a separate agreement with Broker.
Section 14.17 Authorized Representatives. The signature of any one of a party’s Authorized Representatives, acting alone, shall constitute the duly authorized, valid and binding act of the party for whom the respective person is the Authorized Representative. A party may change (or add) Authorized Representative(s) at any time by notice to the other party; and each party shall be entitled to rely upon the written certificate or consent of any person designated by the other party as an Authorized Representative.
Section 14.18 Remedies. Except as specifically provided herein, each party has and may pursue all rights available at law or in equity by reason of the failure, by any other party hereto, to keep or perform such other party’s agreements or obligations under this Agreement.
Section 14.19 Prevailing Party Entitled to Fees and Costs. In the event of any Legal Proceeding between or among Coach Legacy and Developer concerning this Agreement, the prevailing party shall be entitled to reimbursement from the losing party for the fees and costs of such proceeding incurred by the prevailing party. For this purpose, “prevailing party” means the party who obtains a judgment or order, final beyond appeal, adverse to the other party.
Section 14.01 Joint and Several Liability. By its execution hereof, Coach agrees that it shall be jointly and severally liable for the obligations of Coach Legacy under Sections 4.01(d), 6.05, 7.01, 10.01 and 12.02(a) of this Agreement.
Section 14.02 Survival. The provisions of this Article 14 shall survive Final Completion and the expiration of the term of this Agreement.
[Signatures Appear on Following Page]
DOC ID - 24417143.10

IN WITNESS WHEREOF. Developer and Coach Legacy have executed this Agreement as of the date first above written.
[Signatures Continue on Next Page]

ERY DEVELOPER LLC,
a Delaware limited liability company

By:_L. Jay Cross____________________
Name: L. Jay Cross
Title: President

[Signature Page to Amended and Restated Development Agreement]

COACH LEGACY YARDS LLC,
a Delaware limited liability company

By:_/s/ Todd Kahn_____________________
Name:            Todd Kahn
Title:            President
Chief Administrative Officer
By its execution hereof, the undersigned agrees it is
jointly and severally liable with Coach Legacy for
the obligations of Coach Legacy under
Sections 4.01(d), 6.05, 7.01, 10.01 and 12.02(a) of this Agreement:
COACH, INC.,
a Maryland corporation
By: /s/ Todd Kahn_____________________

Name: Title:	Todd Kahn President Chief Administrative Officer

[ Signature Page to Amended and Restated Development Agreement]

Exhibit A
Authorized Representatives
. Coach Legacy:
Todd Kahn
Andrea Resnick
2. Developer:
Jeff Blau
L. Jay Cross

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Exhibit B
Building Completion Work
Base Building Lighting
Hoist Infill on each floor of the Premises (Enclos)
Install Missing Curtin Wall Glass on each floor of the Premises (Enclos)
Crown Metal (Monumental)
Skirt Metal (M. Cohen)
Landscaping (Berardi, Intricate)
MEP Startup and Commissioning (Five Star, KSW, Almar)
Low Voltage Work (JCI)
Coach Terrace Base Building Work
Stair "Z"
Entrance to Building Lobby
Entrance to Highline

DOC ID - 24417143.10

Exhibit C
Punch List Work
(See Attached)

DOC ID - 24417143.10

The following items were observed by the Coach consultant and construction management team and require remediation by the base building construction manager:

ITEM NO:	FLOOR	AREA	OBSERVATION	Comments
Architectural/General Construction				Architectural/General Construction
A-01.0	Throughout	Hoist Enclosures/Crane Leaveouts:
Curtain Wall comeback panels to be installed at all hoist enclosures and crane leaveout panels. Hoist enclosures to be removed. Existing mullions and glass in impacted areas to be cleaned/repaired/touched up as required.

Noted, all areas completed except hoist infill and select re-glazing locations. Mullions at both locations to be touched up and cleaned. East Hoist enclosure is the responsibility of the tenant CM to remove.

A-02.0	Throughout	Curtain Wall, General:	Missing Mullion caps to be provided throughout, glass to be cleaned in accordance with base building contract work.	Noted, all areas completed except hoist infill.
A-03.0	Throughout	Core & Fire Stair Doors, General (includes both north and south core areas) :	Door levers loose/damaged/incorrectly installed, lever finishes completely rubbed off;	To be reviewed and corrected where incorrectly installed by the BBGC. All other damages etc. that occurred after turnover and during fit out will be corrected by the tenant CM.
A-03.1			Missing door silencers, saddles, and closer covers throughout to be provided;
If not installed and called out on the base building KPF issued drawings then the BBGC will install. If certain items are not called out to be provided by the base building then the tenant/tenant CM will furnish & install.

A-03.2			Strike finishes incorrect at bathrooms/stairwells	To be reviewed and corrected if incorrect by the BBGC.
A-03.3			Door stops missing at bathrooms and service elevator vestibules, resulting in damage to surrounding partitions that requires repair;
If not installed and called out on the base building KPF issued drawings then the BBGC will install. If certain locations are not called out to receive a stop the tenant/tenant CM will furnish & install.

A-03.4			Doors dented, scuffed, in poor condition throughout and require repair, replacement, and adjustment as required to properly function and swing clear of floors and ceilings.	To be reviewed and corrected by the BBGC where called out on initial survey reports and turnover. Any doors damaged by the tenant CM during fit out will be corrected by the tenant CM.
A-03.5			Construction Cores to be removed and final cores to be provided.	Related Management to coordinate directly with the client, Coach, and install wherever missing.
A-04.0	Throughout	Air Tower Doors, General	Doors to be undercut as required, raised, and leveled to swing clear of finished floor height;	On two floors the BBGC will undercut doors requiring the undercut. All other floors if issues arise the tenant CM will correct.
A-04.1			Flush bolts not engaging and require repair;	Need to review, and where issues arise the BBGC will correct and complete. If damaged due to tenant fit out then the tenant CM will modify and complete.
A-04.2			Doors dented, scuffed, in poor condition throughout and require repair or replacement;	To be reviewed and corrected by the BBGC where called out on initial survey reports and turnover. Any doors damaged by the tenant CM during fit out will be corrected by the tenant CM.
A-07.0	Throughout	Elevator Cabs	Interior doors scraping, finish damaged /scuffed in several cars	To be corrected by Schindler Elevator Corporation and reviewed with the tenant.
A-08.0	1st Floor	Lobby	Permanent Signage, Dispatch Control Panel overlays missing and to be provided.	To be installed by base building
A-08.1			Firefighter access door at elevator lobby to be installed and millwork paneling at surrounding door and wall to be furnished.	To be completed by base building.
A-09.1	Throughout	Atrium	Doors to be re-hung/re-aligned to swing clear of finished ceilings/floors. Damaged closer covers to be replaced.	To be reviewed with the tenant/tenant CM. To be corrected by the BBGC.
A-10.0	Throughout	Stair Z	Complete inside cladding at stringers; furnish and install all smoke barrier construction and doors between 17th and 18th Floors.	To be completed by base building.

MEP/BASE BUILDING SERVICES				MEP/BASE BUILDING SERVICES
M-01.0	Throughout	BMS
BMS to be fully operational for Coach associated services, including but not limited to automatic control consistent with a standard operating schedule; operational flow meters; monitoring of hot, chilled, and condenser water risers; monitoring of air towers; and programming of system temperatures, pressure differentials, and set points as per design criteria.
JCI to ensure 100% functionality.
M-02.0	Throughout	Testing and Balancing
JBB approved balancing and commissioning reports to be provided for all Coach associated equipment/systems including, but not limited to, Air Towers, Outside Air System, Atrium Air Handlers and Exhaust Fans, Vitrine Wall Exhaust Fans, Lobby Fan Coil Units, and any base-building supplied diffusers in building core areas. Aforementioned equipment has not been verified for testing and proper operation per Coach/AMA design criteria and is not visible/operational on Coach's BMS.
To be provided when fully completed.
The following items were observed by the Coach consultant and construction management team and require remediation by the base building construction manager:
ITEM NO:	FLOOR	AREA	OBSERVATION
M-03.0	Throughout	Air Towers	Provide formal start up documentation and warranties;	To be provided when fully completed.
M-03.1			Provide JBB approved balancing and commissioning reports for each unit, as required per base building specifications.	To be provided when fully completed.
M-03.2			Revise sequence of operations to AMA/Coach design standards for functional/efficient performance.	In review, functioning per design intent.
M-03.3			Chilled water valves difficult to operate, not responding properly to BMS commands.	To be reviewed.
M-03.4			Verify/provide documentation that atrium air handlers and exhaust fans located on 5th and 21st Floors have been tested, commissioned, and are fully operational in accordance with specifications.	To be provided when fully completed.
M-04.0	5TH/21ST Floors	Atrium AHU's/Exhaust Fans	Confirm system is fully operational; submit all JBB approved Balancing and Commissioning reports. Provide fully operational temperature/ATS Switches.	To be provided when fully completed.
M-05.0	Throughout	Outside Air	Provide all startup/signoff/commissioning reports for the following items:	To be provided when fully completed.
M-06.0	Throughout	Life Safety Systems	Provide all JBB reviewed/approved balancing/commissioning reports	To be provided when fully completed.
M-07.0	Throughout	Primary and Secondary Hot/Condenser/Chilled Water	Primary Chilled Water flow issues remain on Coach Riser. Flow meters have not been confirmed for installation and operation for billing and operations purposes.	Need to be reviewed by KSW, Coach, AMA, TP and Related.
M-08.0	Throughout	Fire Alarm	DGP has inadequate voltage being transmitted to Coach relays; 24V not being consistently provided, shunt trip breakers being affected.	To be reviewed with with the tenant CM & BBGC and corrected by the responsible party.
M-09.0	Throughout	Lobby	Confirm lobby vitrine wall exhaust system is on BMS, tested, and fully operational.	Testing reports to be provided.
M-11.0		Core Areas	Complete all testing and air balancing in core areas such as bathrooms and freight elevator lobbies. Provide reports.	Reports to be provided.
TELECOMMUNICATIONS				TELECOMMUNICATIONS
TC-01.0	Throughout	Cellular DAS	System not operational/not fully commissioned and functioning properly; as-built heat maps to be provided.	To be completed by base building.
TC-02.0	Throughout	Microwave Antenna	Installation pending completion of base building/tenant work on 32nd Floor	Tenant coordinating with base building and installation is imminent.

SECURITY				SECURITY
S-01.0	Throughout	Elevator Cabs	Complete physical installation and provide connectivity (including fiber connection modules) for elevator security cameras and provide configuration for cameras within the security system.	To be completed by base building.
S-02.0	Throughout	Cameras	Base building cameras with Coach visibility yet to be federated to Coach. Coordination required between Coach and Related IT groups to allow federation of content.	Internal management teams to coordinate and base building to complete.
S-03.0	Ground Floor	Card Readers/Electronic Hardware	Access controlled doors at Coach Receiving Room, Loading Dock Storage Room, and Elevator Lobby not operational. Replacement hardware is on order; installation pending.	Internal management teams to coordinate and base building to complete.

Coach/Related CO's                                                                         Coach/Related CO's

CO - 01	Change Orders/BackCharges	JRM issued CO list.	Document to be reviewed and a final settlement to be made prior to 9.15.16. Total costs associated not to exceed $400k.

Exhibit D
Base Building Lighting

1.	See pictorial rendering attached hereto.

2.
The base of the Building will have high efficiency recessed white lighting which accentuates the faceted geometry of the colonnades and helps the tower achieve a sense of levity. In addition, these fixtures will provide a brighter pedestrian area at these spaces helping to mark the entry of the Building. The lighting helps the sense of the interior activity spilling through the colonnade. The soffit above the Coach Lobby has integrated linear LED lighting (white) which accentuates its sculpted, shingled character and casts an ambient glow to the High Line area as it passes through the Building. The triangular shapes of the tower top are backlit and the crown ridge is uplit, which together provides a bright iconic shape for the identity of the Building on the New York skyline.

DOC ID - 24417143.10
Exhibit D — Page 1

Exhibit E
Named Insureds and Additional Insureds
ERY Tenant LLC
ERY Developer LLC
Hudson Yards Construction LLC
Hudson Yards Holdings LLC
Hudson Yards Construction Special Projects LLC
Related Safety and Wellness, LLC
Hudson Yards Security LLC
Hudson Yards Gen-Par, LLC
Related Hudson Yards, LLC
Oxford Hudson Yards LLC
The Related Companies, L.P.
The Related Companies, Inc.
The Related Realty Group, Inc.
OMERS Administration Corporation
OP Olympic Capital Corp (US), Inc.
OP USA Debt Holdings Limited Partnership
OP USA Debt GP Inc.
Oxford Properties Group Inc.
Metropolitan Transportation Authority, its Subsidiaries and Affiliates
Triborough Bridge and Tunnel Authority
The Long Island Rail Road Company
National Railroad Passenger Corp. (Amtrak)
New Jersey Transit Rail Operations, Inc./New Jersey Transit Corporation
Consolidated Rail Corporation
CSX Transportation Inc.
Hudson Yards Development Corporation and their respective officials, members, directors, officers and employees
Hudson Yards Infrastructure Corporation and their respective officials, members, directors, officers and employees
The City of New York, and their respective officials, members, directors, officers and employees
DOC ID - 24417143.10

The State of New York
Economic Development Corporation and their respective officials, members, directors, officers and employees
The Department of Environmental Protection
Tutor Perini Building Corp.
Tutor Perini Corporation
Tishman Construction Corporation of New York
Tishman Construction Corporation
Legacy Yards LLC
Legacy Yards Junior Mezz 1 GP LLC
Legacy Yards Junior Mezz 2 GP LLC
Legacy Yards Junior Mezz 3 GP LLC
Legacy Yards Junior Mezzanine 1 LP
Legacy Yards Junior Mezzanine 2 LP
Legacy Yards Junior Mezzanine 3 LP
Legacy Yards Mezzanine LLC
Legacy Yards Senior Mezz GP LLC
Legacy Yards Senior Mezzanine LP
Legacy Yards Tenant GP LLC
Legacy Yards Tenant LP
Podium Fund MM LLC
Podium Fund Investments LLC
Podium Fund REIT LP
Podium Fund REIT Owner LP
Podium Fund Tower C SPV LLC
Podium Fund Capital LLC
Podium Fund Tower C Corp.
Kuwait Investment Authority
Podium-K Investors LLC
Oxford Podium Fund Investor LLC
HY Acquisition Company LLC
Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A. (NY Trust comprised of pension fund investors)
DOC ID - 24417143.10

Allianz HY Investor LP
AZ HY Investor GP LLC
APK US Investment LP
Allianz US Private REIT LP
Allianz Presse US REIT LP
APKV US Private REIT LP
AZ Vers US Private REIT LP
Coach, Inc.
Coach Legacy Yards LLC
New York City Industrial Development Agency, a New York public benefit corporation
ERY CS Parcel LLC
Hudson Yards North Tower Tenant LLC
Hudson Yards North Tower Holdings LLC
ERY North Tower Member LLC
ERY North Tower Office Member LLC
ERY North Tower Ob Deck Member LLC
ERY North Tower Related Member LLC
TW NY Properties LLC
Time Warner Inc. and all subsidiaries, successors and assigns existing now or hereafter formed, and their respective lenders, directors, officers and employees
KKR HY LLC
KKR Fund Holdings L.P.
KKR Management Holdings L.P.
KKR International Holdings L.P.
EVEREN Capital Corporation, its affiliates and their respective directors, officers, employees and agents, and their respective successors and assigns.
Oxford North Tower Member LLC
Deutsche Bank AG, New York Branch, as administrative agent
ERY Art Vessel LLC
ERY HYPIS LLC
HY Manhattan Tower LLC
ERY Retail Podium Holdings LLC
ERY Retail Podium LLC
DOC ID- 24417143.10

HY Manhattan Tower A-1 LLC
HY Manhattan Tower A-2 LLC
HY Manhattan Tower A-3 LLC
HY Manhattan Tower A-4 LLC
HY Manhattan Tower A-5 LLC
HY Manhattan Tower A-6 LLC
HY Manhattan Tower A-7 LLC
HY Manhattan Tower A-8 LLC
ERY Retail Pavilion LLC
ERY HYMCO LLC
Hudson Yards Marketing Tenant LLC
Hudson Yards Sponsorship LLC
Podium Fund Investments II LLC
Podium Fund Residential Holdings LLC
ERY South Residential Tower LLC
35 Hudson Yards Member LLC
ERY North Tower RHC Holdings LLC
ERY North Tower RHC Tenant LLC
Talos Capital Limited, as administrative agent
Bank of America, N.A., as administrative agent
Citibank, N.A.
New York State Housing Finance Agency
OMF Holdings, LLC
ERY Facility Airspace Parcel Owners' Association LLC
Deutsche Bank AG, New York Branch, as lender
Goldman Sachs Mortgage Company

DOC ID - 24417143.10

Exhibit F
Coach TI Items
(See Attached)

DOC ID - 24417143.10
Exhibit E
2 / 3

Exhibit G-1
Arbiters

Honorable Stephen G. Crane
Honorable Bernard J. Fried
Michael Young, Esq.

DOC ID - 24417143.10
Exhibit G-1

Exhibit G-2
Work Dispute Arbiters
Walter Hunt, FAIA
Kenneth D. Levien, AIA

DOC ID - 24417143.10
Exhibit G-2

Exhibit H
Existing Encumbrances
Rights of tenants, as tenants only, with no options to purchase or rights of first refusal.

2.
Restrictions, rights and easements contained in that certain Quitclaim Deed made by Consolidated Rail Corporation to New York Central Lines LLC, dated as of 6/1/99 and recorded in the Register's Office on 3/17/00 in Reel 3067 page 1110 (as corrected in Correction Quitclaim Deed, dated as of 8/24/04 and recorded in the Register's Office on 1/28/05 as CRFN 2005000056400).

3.
Restrictions, rights and easements contained in that certain Quitclaim Deed (for upper highline area (West 30th Street Branch a/k/a 30th Street Loop Track Easement, Line Code 4235) made by CSX Transportation, Inc. to The City of New York, dated as of 7/11/12 and recorded in the Register's Office on 7/20/12 as CRFN 2012000288212, as shown on ALTA/NSPS Land Title Survey of Block 702, Lot 10, 501 West 30th Street, 10 Hudson Yards/Tower C, made by Paul D. Fisher, Professional Land Surveyor, N.Y. License No. 050784-1 of Langan Engineering, Environmental, Surveying and Landscape Architecture, D.P.C., dated as of 7/21/16, and last revised 7/26/16, designated as Project No. 170019101, Drawing Nos. 17.01-17.05 (the "Survey").

4.
Amended, Modified, and Restated High Line Easement Agreement by and among Metropolitan Transportation Authority, Long Island Rail Road Company and The City of New York, dated as of 4/10/13 and recorded in the Register's Office on 7/12/13 as CRFN 2013000276097.

5.
Declaration of Easements (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard) made by Metropolitan Transportation Authority, dated as of 5/26/10 and recorded in the Register's Office on 6/10/10 as CRFN 2010000194078.

a.
First Amendment to Declaration of Easements (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard) made by Metropolitan Transportation Authority, dated as of 4/10/13 and recorded in the Register's Office on 7/1 2/13 as CRFN 2013000276090.

b.
Notice of Cultural Facility Agreement and Change of Cultural Facility Area by and between Metropolitan Transportation Authority and ERY CS Parcel LLC, and consented to by The Long Island Rail Road Company, dated as of 12/30/13 and recorded in the Register's Office on 1/15/14 as CRFN 2014000018895.

DOC ID - 24417143.10

c.
Supplement to Declaration of Easements (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard) by and between Metropolitan Transportation Authority and ERY Tenant LLC, and consented to by The Long Island Rail Road Company, dated as of 11/1 6/15 and recorded in the Register's Office on 11/18/15 as CRFN 2015000410387.

d.	Subordination of Mortgages (Supplement to Declaration of Easements) made Starwood Property Mortgage, L.L.C., dated as of 11/19/15 and recorded in the Register's Office on 1/8/16 as CRFN 2016000007949.

6.
Easements granted in that certain Bargain and Sale Deed made by Triborough Bridge and Tunnel Authority to The City of New York, dated as of 8/1/95 and recorded in the Register's Office on 11/28/95 in Reel 2266, page 64, as shown on the Survey.

7.	The following Water Grants may affect the property:
Liber 578 cp 548, Liber 511 cp 6, Liber 623 cp 176, Liber 90 cp 532, Liber 400 cp 116, as confirmed in Liber 495 cp 311, Liber 469 cp 137, as confirmed by Liber 980 cp 229, as shown on the Survey.

8.
Amended and Restated Declaration Establishing the ERY Facility Airspace Parcel Owners' Association and of Covenants, Conditions, Easements and Restrictions Relating to the Premises known as Eastern Rail Yard Section of the John D. Caemmerer West Side Yard made by Metropolitan Transportation Authority, dated as of 12/7/15 and recorded in the Register's Office on 12/8/15 as 2015000434131, portions of which are as shown on the Survey.

a.
Subordination of Mortgages (Amended and Restated Declaration Establishing the ERY Facility Airspace Parcel Owners' Association and of Covenants, Conditions, Easements and Restrictions) made Starwood Property Mortgage, L.L.C., dated as of 12/7/15 and recorded in the Register's Office on 1/8/16 as CRFN 2016000007948.

9.	Restrictive Declaration for the Eastern Rail Yard made by ERY Tenant LLC and Legacy Yards Tenant LLC, dated as of 4/10/13 and recorded in the Register's Office on 7/12/13 as CRFN 2013000276101.

a.
Waiver of Execution of Restrictive Declarations and Subordination of Mortgages made by Starwood Property Mortgage, L.L.C., dated as of 4/10/13 and recorded in the Register's Office on 7/12/13 as CRFN 2013000276103.

b.
Waiver of Execution of Restrictive Declarations and Subordination of Mortgage made by New York City Industrial Development Agency, dated as of 4/10/13 and recorded in the Register's Office on 7/12/13 as CRFN 2013000276104.

DOC ID- 24417143.10

c.
Waiver of Execution of Restrictive Declarations and Subordination of Mortgage made by Hudson Yards Infrastructure Corporation, dated as of 4/10/13 and recorded in the Register's Office on 7/1 2/13 as CRFN 2013000276105.

d.
Consent to Execution of Restrictive Declaration and Agreement to Subordinate Future Fee Encumbrances made by Metropolitan Transportation Authority, dated as of 4/10/13 and recorded in the Register's Office on 7/12/13 as CRFN 2013000276106.

10.
Restrictive Declaration (Zoning Resolution Section 93-70 Certification) made by ERY Tenant LLC and Legacy Yards Tenant LLC, dated as of 4/10/13 and recorded in the Register's Office on 7/12/13 as CRFN 2013000276102.

a.
Waiver of Execution of Restrictive Declarations and Subordination of Mortgage made by New York City Industrial Development Agency, dated as of 4/10/13 and recorded in the Register's Office on 7/12/13 as CRFN 2013000276104.

b.
Waiver of Execution of Restrictive Declarations and Subordination of Mortgage made by Hudson Yards Infrastructure Corporation, dated as of 4/10/13 and recorded in the Register's Office on 7/1 2/13 as CRFN 2013000276105.

c.
Consent to Execution of Restrictive Declaration and Agreement to Subordinate Future Fee Encumbrances made by Metropolitan Transportation Authority, dated as of 4/10/13 and recorded in the Register's Office on 7/1 2/13 as CRFN 2013000276106.

d.
First Amendment to Restrictive Declaration (Zoning Resolution 93-70 Certification) made by ERY Tenant LLC, Legacy Yards Tenant LLC and ERY CS Parcel LLC, dated as of 3/17/15 and recorded in the Register's Office on 3/25/15 as CRFN 2015000100759.

e.
Second Amendment to Restrictive Declaration (Zoning Resolution 93-70 Certification) made by ERY Tenant LLC, Legacy Yards Tenant LLC and ERY CS Parcel LLC, dated as of 3/27/15 and recorded in the Register's Office on 4/2/15 as CRFN 2015000110565.

f.
Third Amendment to Restrictive Declaration (Zoning Resolution 93-70 Certification) made by ERY Tenant LLC, Legacy Yards Tenant LLC, ERY CS Parcel LLC, ERY South Residential Tower LLC, ERY Retail Podium LLC and Hudson Yards North Tower Tenant LLC, dated as of 3/18/16 and recorded in the Register's Office on 4/06/16 as CRFN 2016000120423.

DOC ID- 24417143.10

11.
Zoning Lot Development Agreement (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard) made by Metropolitan Transportation Authority, dated as of 4/10/13 and recorded in the Register's Office on 7/12/13 as CRFN 2013000276092.

a.
Waiver of Right to Execute Zoning Lot Development Agreement and Subordination of Interest made by New York City Industrial Development Agency, dated as of 4/10/13 and recorded in the Register's Office on 7/12/13 as CRFN 2013000276095.

b.
Waiver of Right to Execute Zoning Lot Development Agreement and Subordination of Interest made by Hudson Yards Infrastructure Corporation, dated as of 4/10/13 and recorded in the Register's Office on 7/12/13 as CRFN 2013000276094.

c.
Waiver of Right to Execute Zoning Lot Development Agreement and Subordination of Interest made by Starwood Property Mortgage, L.L.C., dated as of 4/10/13 and recorded in the Register's Office on 7/12/13 as CRFN 2013000276093.

d.
Waiver of Right to Execute Zoning Lot Development Agreement and Subordination of Interest made by Starwood Property Mortgage, L.L.C., dated as of 4/10/13 and recorded in the Register's Office on 8/21/13 as CRFN 2013000331889.

e.
Supplemental ZLDA No. 1 (Tower A/Retail) made by Metropolitan Transportation Authority, and consented to by ERY Tenant LLC, dated as of 3/17/14 and recorded in the Register's Office on 4/8/14 as CRFN 2014000117749.

f.
Supplemental ZLDA No. 2 (Tower D) made by Metropolitan Transportation Authority, and consented to by ERY Tenant LLC and ERY South Residential Tower LLC, dated as of 11/23/15 and recorded in the Register's Office on 12/3/15 as CRFN 2015000428829.

g.
Supplemental ZLDA No. 3 (Tower A, Retail, Pavilion) made by Metropolitan Transportation Authority, and consented to by ERY Tenant LLC, dated as of 12/11/15 and recorded in the Register's Office on 1/8/16 as CRFN 2016000007891.

h.
Supplemental ZLDA No. 4 made by Metropolitan Transportation Authority, and consented to by ERY Tenant LLC, Hudson Yards North Tower Tenant LLC, ERY Retail Podium LLC, Legacy Yards Tenant LLC and ERY South Residential Tower LLC, dated as of 7/12/16 and recorded in the Register's Office on 7/14/16 as CRFN 2016000238971.

DOC ID - 24417143.10

i.
Supplemental ZLDA No. 5 (Tower E) made by Metropolitan Transportation Authority, and consented to by ERY Tenant LLC, dated as of 7/27/16 and recorded in the Register's Office on 7/29/16 as CRFN 2016000260644.

12.    Declaration of Zoning Lot Restrictions (Eastern Rail Yard Section of the John D.
Caemmerer West Side Yard) made by Metropolitan Transportation Authority, dated as of 3/2 7/13 and recorded in the Register's Office on 4/4/13 as CRFN 2013000136155.
13.    Access/Egress Easement Agreement by and among Metropolitan Transportation
Authority, Legacy Yards Tenant LLC, ERY Tenant LLC and The City of New York, dated as of 4/10/13 and recorded in the Register's Office on 7/12/13 as CRFN 2013000276098, as shown on the Survey.
14.    Release, Waiver and Covenant Not to Sue Agreement by and between CSX
Transporation, Inc. and Metropolitan Transportation Authority, dated as of 7/11/12 and recorded in the Register's Office on 8/22/13 as CRFN 2013000336350.
15.    ERY High Line Maintenance Payment Agreement by and among ERY Facility
Airspace Parcel Owners' Association LLC, Legacy Yards Tenant LLC and The City of New York, dated as of 12/31/15 and recorded in the Register's Office on 1/25/16 as CRFN 2016000022778.

a.
Subordination of Mortgages (ERY High Line Maintenance Payment Agreement) made by Starwood Property Mortgage, L.L.C. dated as of 12/31/15 and recorded in the Register's Office on 1/25/16 as CRFN 2016000022779.

b.
Subordination and Non-Disturbance Agreement (ERY High Line Maintenance Payment Agreement) made by and between Hudson Yards Infrastructure Corporation and The City of New York, dated as of 12/31/15 and recorded in the Register's Office on 1/25/16 as CRFN 2016000022780.

16.    Sidewalk Notices:
Notice Filed 1/20/1982, No. 23604 (affects Old Lot 1)
Notice Filed 2/9/1982, No. 23683 (affects Old Lot 1)
Notice Filed 5/7/63, No. 3771 (affects Old Lot 37)
17.    Lease by and between Legacy Yards Tenant LLC, as landlord, and L'Oreal USA,
Inc., as tenant, dated as of 4/10/13, as evidenced by that certain Memorandum of Lease by and between Legacy Yards Tenant LLC and L'Oreal USA, Inc., dated as of 4/10/13 and recorded in the Register's Office on 7/12/13 as CRFN 2013000276124.

DOC ID - 24417143.10

a.
Subordination, Non-Disturbance and Attornment Agreement by and between Hudson Yards Infrastructure Corporation and L'Oreal USA, Inc., and agreed and consented to by Legacy Yards Tenant LP, dated as of the date hereof and to be recorded in the Register's Office.

b.
Subordination, Non-Disturbance and Attornment Agreement by and between Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company and L'Oreal USA, Inc., and consented to by Legacy Yards Tenant LP (f/k/a Legacy Yards Tenant LLC), dated as of the date hereof and to be recorded in the Register's Office.

18.    Lease by and between Legacy Yards Tenant LLC, as landlord, and SAP America,
Inc., as tenant, dated as of 4/10/13, as evidenced by that certain Memorandum of Lease by and between Legacy Yards Tenant LLC and SAP America, Inc., dated as of 4/10/13 and recorded in the Register's Office on 7/12/13 as CRFN 2013000276128.

a.
Subordination, Non-Disturbance and Attornment Agreement by and between Hudson Yards Infrastructure Corporation and SAP America, Inc., and agreed and consented to by Legacy Yards Tenant LP, dated as of the date hereof and to be recorded in the Register's Office.

b.
Subordination, Non-Disturbance and Attornment Agreement by and among Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company, SAP America, Inc. and Legacy Yards Tenant LP (f/k/a Legacy Yards Tenant LLC), dated as of the date hereof and to be recorded in the Register's Office.

19.    Lease by and between Legacy Yards Tenant LLC, as landlord, and The Boston
Consulting Group, Inc., as tenant, dated as of 11/13/15, as evidenced by that certain Memorandum of Lease by and between Legacy Yards Tenant LLC and The Boston Consulting Group, Inc., dated as of 11/13/15 and recorded in the Register's Office on 2/1 1/16 as CRFN 2016000047624.

a.
Subordination, Non-Disturbance and Attornment Agreement by and between Hudson Yards Infrastructure Corporation and The Boston Consulting Group, Inc., and agreed and consented to by Legacy Yards Tenant LP, dated as of the date hereof and to be recorded in the Register's Office.

b.
Subordination, Non-Disturbance and Attornment Agreement by and between Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company and The Boston Consulting Group, Inc., and consented to by Legacy Yards Tenant LP (f/k/a Legacy Yards Tenant LLC), dated as of the date hereof and to be recorded in the Register's Office.

DOC ID - 24417143.10

20.
Lease by and between Legacy Yards Tenant LP, as landlord, and Podium Fund TRS LP, as tenant, dated as of the date hereof, as evidenced by that certain Memorandum of Lease by and between Legacy Yards Tenant LP, as landlord, and Podium Fund TRS LP, as tenant, dated as of the date hereof and to be recorded in the Register's Office.

a.
Subordination, Non-Disturbance and Attornment Agreement by and between Hudson Yards Infrastructure Corporation and Podium Fund TRS LP, and agreed and consented to by Legacy Yards Tenant LP, dated as of the date hereof and to be recorded in the Register's Office.

b.
TRS Subordination Agreement by and among Podium Fund TRS LP, Deutsche Bank AG, New York Branch and Goldman Sachs Mortgage Company, and accepted and agreed to by Legacy Yards Tenant LP, dated as of the date hereof and to be recorded in the Register's Office.

21.
Lease by and between Podium Fund TRS LP, as landlord, and Hudson Hall LLC, as tenant, dated as of the date hereof, as evidenced by that certain Memorandum of Lease by and between Podium Fund TRS LP and Hudson Hall LLC, dated as of the date hereof and to be recorded in the Register's Office.

a.	Landlord's Non-Disturbance Agreement by and among Legacy Yards Tenant LP, Podium Fund TRS L2 and Hudson Hall LLC, dated as of the date hereof and to be recorded in the Register's Office.

b.
Subordination, Non-Disturbance and Attornment Agreement by and between Hudson Yards Infrastructure Corporation and Hudson Hall LLC, and agreed and consented to by Podium Fund TRS LP, dated as of the date hereof and to be recorded in the Register's Office.

c.
Subordination, Non-Disturbance and Attornment Agreement by and between Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company and Hudson Hall LLC, and consented to by Legacy Yards Tenant LP and Podium Fund TRS LP, dated as of the date hereof and to be recorded in the Register's Office.

22.
Lease by and between Legacy Yards Tenant LP, as landlord, and Coach, Inc., as tenant, dated as of 8/1/16, as evidenced by that certain Memorandum of Lease by and between Legacy Yards Tenant LP and Coach, Inc., dated as of the date hereof and to be recorded in the Register's Office.

a.
Subordination, Non-Disturbance and Attornment Agreement by and between Hudson Yards Infrastructure Corporation and Coach, Inc., and agreed and consented to by Legacy Yards Tenant LP, dated as of the date hereof and to be recorded in the Register's Office.

b.	Subordination, Non-Disturbance and Attornment Agreement by and between Deutsche Bank AG, New York Branch, Goldman Sachs
DOC ID- 24417143.10

Mortgage Company and Coach, Inc., and consented to by Legacy Yards Tenant LP (f/k/a Legacy Yards Tenant LLC), dated as of the date hereof and to be recorded in the Register's Office.

23.
Assignment of Leases and Rents made by Legacy Yards Tenant LP (f/k/a Legacy Yards Tenant LLC) to Deutsche Bank AG, New York Branch and Goldman Sachs Mortgage Company, dated as of the date hereof and to be recorded in the Register's Office.

24.
UCC-1 Financing Statement naming Legacy Yards Tenant LP, as debtor, and Deutsche Bank AG, New York Branch and Goldman Sachs Mortgage Company, collectively, as secured party, and to be recorded in the Register's Office.

25.
Amended and Restated Company Lease Agreement by and between Legacy Yards Tenant LP and New York City Industrial Development Agency, dated as of the date hereof and to be recorded in the Register's Office.

a.
Rights of the New York City Industrial Development Agency under Amended and Restated Agency Lease Agreement by and between New York City Industrial Development Agency and Legacy Yards Tenant LP, dated as of 8/1/16 and effective as of 8/1/16, as evidenced by that certain Memorandum of Amended and Restated Agency Lease Agreement by and between New York City Industrial Development Agency and Legacy Yards Tenant LP, dated as of 8/1/16, effective as of 8/1/16 and to be recorded in the Register's Office.

26.	The Survey shows the following:
a.    Paved plaza area is under construction.

27.
Building Loan Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement in the maximum principal amount of $354,315,762 made by Legacy Yards Tenant LLC and New York City Industrial Development Agency to Starwood Property Mortgage, L.L.C., dated as of 4/10/13 and recorded in the Register's Office on 7/1 2/13 as CRFN 2013000276117.

Mortgage Tax Paid: EXEMPT

a.
Which Mortgage A was amended by that certain First Amendment to Building Loan Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement by and between Legacy Yards Tenant LLC and Starwood Property Mortgage, L.L.C., dated as of 2/8/16 and recorded in the Register's Office on 3/3/16 as CRFN 2016000073432.

b.	Which Mortgage A, as amended, was assigned by Starwood Property Mortgage, L.L.C., as assignor, to Deutsche Bank AG, New York Branch
DOC ID - 24417143.10

and Goldman Sachs Mortgage Company, as assignee, pursuant to that certain Assignment of Building Loan Mortgage, dated as of the date hereof and to be recorded in the Register's Office.
28.    Project Loan Leasehold Mortgage, Assignment of Leases and Rents and Security
Agreement in the maximum principal amount of $107,589,199 made by Legacy Yards Tenant LLC and New York City Industrial Development Agency to Starwood Property Mortgage, L.L.C., dated as of 4/10/13 and recorded in the Register's Office on 7/12/13 as CRFN 2013000276119.
Mortgage Tax Paid: EXEMPT

a.
Which Mortgage B was amended by that certain First Amendment to Project Loan Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement by and between Legacy Yards Tenant LLC and Starwood Property Mortgage, L.L.C., dated as of 2/8/16 and recorded in the Register's Office on 3/3/16 as CRFN 2016000073434.

b.
Which Mortgage B, as amended, was assigned by Starwood Property Mortgage, L.L.C., as assignor, to Deutsche Bank AG, New York Branch and Goldman Sachs Mortgage Company, as assignee, pursuant to that certain Assignment of Project Loan Mortgage, dated as of the date hereof and to be recorded in the Register's Office.

29.    Gap Mortgage in the principal amount of $438,095,039 made by Legacy Yards
Tenant LP (f/k/a Legacy Yards Tenant LLC) and New York City Industrial Development Agency to Deutsche Bank AG, New York Branch and Goldman Sachs Mortgage Company, dated as of the date hereof and to be recorded in the Register's Office.
Mortgage Tax Paid: EXEMPT

a.
Which Mortgage C was consolidated, amended and restated with Mortgages A and B pursuant to that certain Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement by and among Legacy Yards Tenant LP (f/k/a Legacy Yards Tenant LLC), New York City Industrial Development Agency, Deutsche Bank AG, New York Branch and Goldman Sachs Mortgage Company, dated as of the date hereof and to be recorded in the Register's Office.

b.
Subordination, Non-Disturbance and Attornment Agreement by and among New York City Industrial Development Agency, Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company and Legacy Yards Tenant LP, dated as of the date hereof and to be recorded in the Register's Office.

DOC ID - 24417143.10

30. Amended and Restated Fee and Leasehold PILOT Mortgage No. 1 made by Legacy Yards Tenant LP and New York City Industrial Development Agency to Hudson Yards Infrastructure Corporation to secure the principal amount of $25,000,000.00, dated as of the date hereof and to be recorded in the Register's Office.
Mortgage Tax Paid: EXEMPT

a.
Collateral Assignment of Amended and Restated Fee and Leasehold PILOT Mortgage No. 1 from Hudson Yards Infrastructure Corporation to U.S. Bank, National Association, dated as of the date hereof and to be recorded in the Register's Office.

b.
Subordination Agreement by and among Hudson Yards Infrastructure Corporation, Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company, Legacy Yards Tenant LP and New York City Industrial Development Agency, dated as of the date hereof and to be recorded in the Register's Office.

31. Amended and Restated Fee and Leasehold PILOT Mortgage No. 2 made by Legacy Yards Tenant LP and New York City Industrial Development Agency to Hudson Yards Infrastructure Corporation to secure the principal amount of $225,000,000, dated as of the date hereof and to be recorded in the Register's Office.
Mortgage Tax Paid: EXEMPT

a.
Collateral Assignment of Amended and Restated Fee and Leasehold PILOT Mortgage No. 2 from Hudson Yards Infrastructure Corporation to U.S. Bank, National Association, dated as of the date hereof and to be recorded in the Register's Office.

b.
Subordination Agreement by and among Hudson Yards Infrastructure Corporation, Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company, Legacy Yards Tenant LP and New York City Industrial Development Agency, dated as of the date hereof and to be recorded in the Register's Office.

32. Amended and Restated Fee and Leasehold PILOT Mortgage No. 3 made by Legacy Yards Tenant LP and New York City Industrial Development Agency to Hudson Yards Infrastructure Corporation to secure the principal amount of $225,000,000, dated as of the date hereof and to be recorded in the Register's Office.
Mortgage Tax Paid: EXEMPT
DOC ID - 24417143.10

a.
Collateral Assignment of Amended and Restated Fee and Leasehold PILOT Mortgage No. 3 from Hudson Yards Infrastructure Corporation to U.S. Bank, National Association, dated as of the date hereof and to be recorded in the Register's Office.

b.
Subordination Agreement by and among Hudson Yards Infrastructure Corporation, Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company, Legacy Yards Tenant LP and New York City Industrial Development Agency, dated as of the date hereof and to be recorded in the Register's Office.

DOC ID - 24417143.10